UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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ARC DOCUMENT SOLUTIONS, INC.

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of 2023 Annual Meeting of Stockholders

ARC Document Solutions, Inc.
12657 Alcosta Blvd., Suite 200
San Ramon, CA 94583

DATE AND TIME	Wednesday, April 26, 2023, at 9:00 a.m. PDT

PLACE	12657 Alcosta Blvd., Suite 200, San Ramon, CA 94583

ITEMS OF BUSINESS	•	Elect the five directors named in the proxy statement for the 2023 annual meeting of stockholders, each for a term of one year or until their successors are elected and qualified;

	•	Ratify the appointment of Armanino LLP as ARC Document Solutions, Inc.’s independent registered public accounting firm for fiscal year 2023;
	•	Hold an advisory, non-binding vote on executive compensation;

	•	Hold an advisory, non-binding vote on the frequency of stockholder votes on executive compensation;
	•	Approve an amendment to the 2021 Incentive Plan to increase the aggregate number of shares of ARC Document Solutions' common stock authorized for issuance under such plan by 5,000,000; and

	•	Transact any other business that may properly come before the annual meeting and any postponements or adjournments of the annual meeting.

RECORD DATE	Stockholders of record at the close of business on March 1, 2023 are entitled to vote at the annual meeting and at any postponements or adjournments thereof.

PROXY VOTING	It is important you vote your shares so they are counted at the annual meeting. You can vote your shares over the internet at the web address included in the Notice of Annual Meeting and included in the proxy card (if you received a proxy card), by telephone through the number included in the proxy card (if you received a proxy card), or by signing and dating your proxy card (if you received a proxy card) and mailing it in the prepaid and addressed envelope.
 By order of the Board of Directors,
1.
Tracey Luttrell
Corporate Counsel and Corporate Secretary
March 31, 2023

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on April 26, 2023: The Notice of 2023 Annual Meeting and Proxy Statement and 2022 Annual Report are available as of today’s date, March 31, 2023, at www.proxyvote.com.
A list of registered stockholders as of the close of business on the record date will be available for examination by any stockholder for any purpose germane to the annual meeting for a period of at least ten days prior to the annual meeting. The stockholder list will also be available to stockholders of record for examination during the annual meeting at the same website.

ARC DOCUMENT SOLUTIONS, INC.

2023 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

ARC DOCUMENT SOLUTIONS, INC.

12657 Alcosta Blvd., Suite 200
San Ramon, CA 94583
(925) 949-5100

March 31, 2023

PROXY STATEMENT

The board of directors of ARC Document Solutions, Inc. is furnishing you with this proxy statement in connection with the solicitation of proxies on its behalf for the 2023 annual meeting of stockholders. The meeting will take place at 12657 Alcosta Blvd., Suite 200, San Ramon, CA 94583 on Wednesday , April 26, 2023, at 9:00 a.m. PDT. In this proxy statement, we refer to ARC Document Solutions, Inc. as the “Company”, “we”, “us”, “our” or “ARC.”

By submitting your proxy (by signing and returning the enclosed proxy card), you authorize K. Suriyakumar, the Chairman of the Board and Chief Executive Officer, and a director of ARC, and Tracey Luttrell, Corporate Counsel and Corporate Secretary, and a director of ARC, to represent you and vote your shares at the meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

We are first sending this proxy statement, form of proxy and accompanying materials to stockholders on or about March 31, 2023.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE AND SUBMIT YOUR PROXY CARD INCLUDED IN THE ENCLOSED ENVELOPE.

ANNUAL MEETING AND VOTING INFORMATION

The board of directors seeks your proxy for use in voting at the annual meeting or any postponements or adjournments of the meeting. The annual meeting will be held at 12657 Alcosta Blvd., Suite 200, San Ramon, CA 94583 on Wednesday, April 26, 2023, at 9:00 a.m. PDT.

We intend to begin mailing this proxy statement, the attached notice of annual meeting, the accompanying proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, on or about March 31, 2023, to all holders of our common stock entitled to vote at the meeting. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement.

Purpose of the Annual Meeting

At the annual meeting, ARC stockholders will vote on the following items:

1.The election of the five directors named in this proxy statement, each for a term of one year or until their successors are elected and qualified;
2.Ratification of the appointment of Armanino LLP as the Company’s independent registered public accounting firm for fiscal year 2023;
3.An advisory, non-binding vote on executive compensation;
4.An advisory, non-binding vote on the frequency of stockholder votes on executive compensation; and
5.An amendment to the 2021 Incentive Plan.

Stockholders also will transact any other business that may properly come before the meeting. Members of ARC’s management team and representatives of Armanino LLP (“Armanino”), the Company’s independent registered public accounting firm for fiscal year 2022, will be present at the meeting and available to respond to appropriate questions from stockholders.

Admission to the Annual Meeting

All record or beneficial owners of ARC’s common stock may attend the annual meeting in person. When you arrive at the annual meeting, please present photo identification, such as a valid driver's license. Beneficial owners must also provide evidence of stockholdings, such as a recent brokerage account or bank statement showing ownership of ARC common stock on the record date of March 1, 2023. We may not respond to questions that are not pertinent to meeting matters or our business. Single responses to a group of substantially similar questions may be provided to avoid repetition. We ask that attendees please help us keep the proceedings orderly and follow the annual meeting rules of conduct.

Record Date

The record date for the annual meeting is March 1, 2023. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. The only class of stock entitled to be voted at the meeting is ARC’s common stock. Each outstanding share of common stock is entitled to one vote on each matter presented for a vote at the meeting. At the close of business on the record date, there were 43,321,506 shares of ARC common stock outstanding.

Quorum

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in attendance in person or by proxy, of the holders of a majority of the shares of ARC common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes. If a quorum is not present at the scheduled time of the meeting, the stockholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

Required Vote

Proposal 1 The affirmative vote of a plurality of the votes cast at the meeting is required to elect the five nominees for director named in Proposal 1. This means that the five nominees for director receiving the highest number of votes cast will be elected. If you withhold your vote with respect to one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.

Proposals 2, 3, 4 and 5 Approval of Proposals 2, 3, 4 and 5 requires the affirmative vote of a majority of the shares present at the meeting or by proxy and entitled to vote, assuming a quorum is present. If you do not cast your vote, no votes will be cast on your behalf on any of the matters of business at the annual meeting. If you abstain from voting on any of Proposals 2, 3, 4 or 5, then your shares will not be counted as in favor of such matter, or as shares voting on such matter, and will have no effect on the voting on Proposals 2, 3, 4 and 5.

Voting Shares Held in “Street Name”

If your shares are held by a broker or other nominee, you are considered the beneficial owner of shares held in “street name.” If your shares are held in “street name,” these proxy materials are being forwarded to you by your broker or nominee (the record holder), along with a voting instruction card. As the beneficial owner of shares held in “street name,” you have the right to instruct your broker or nominee how to vote your shares and your broker or nominee is required to vote your shares in accordance with your instructions. If you do not give instructions to your broker or nominee, your broker or nominee will nevertheless be entitled to vote your shares with respect to certain items, but will not be permitted to vote your shares with respect to others.

As the beneficial owner of shares, you are invited to attend the meeting. If you are a beneficial owner, however, you may not vote your shares in person at the meeting unless you obtain a proxy, executed in your favor, from the record holder of your shares and bring it with you to the meeting.

Broker Non-Votes

Broker non-votes occur when a broker or other nominee is unable to vote on a non-routine item because of a lack of instructions from the beneficial holder (or the holder in “street name”). Shares that are subject to broker non-votes will be treated as shares present for quorum purposes provided the broker or other nominee is able to cast a vote on one of the proposals at our annual meeting, but will not be counted for or against any particular proposal. If you do not provide your broker or nominee with instructions on how to vote your shares held in “street name,” your broker or nominee may not be permitted to vote your shares. We expect that brokers and other nominees will be unable to vote on Proposals 1, 3, 4 and 5, but will be able to cast votes on Proposal 2. If you are the beneficial owner of ARC shares, we strongly encourage you to provide instructions to your broker regarding the voting of your shares.

Voting Instructions

If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, or submit your vote via electronic or telephonic means, it will be voted in accordance with your instructions. By doing so, you are authorizing the individuals listed on the proxy card to vote your shares in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in either the United States or Canada.

If you are a record holder as of March 1, 2023, you will be able to vote by telephone, by the internet, by mail, or in person at the annual meeting.

•TO VOTE BY TELEPHONE; Call toll-free 1-800-690-6903, 24 hours a day, seven days a week, until 11:59 p.m., ET on April 25, 2023. Use any touch-tone telephone to transmit your voting instructions, and have your proxy card in hand when you call and then follow the instructions.

•TO VOTE BY INTERNET: At www.virtualshareholdermeeting/ARC2022 you can transmit your voting instructions until 11:59 p.m., ET on April 25, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

•TO VOTE BY MAIL: Mark, sign and date you proxy card and return it in the postage-paid envelope that was provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you are the beneficial holder of shares held in "street name" and you did not receive a 16-digit control number from your bank or brokerage firm and you wish to attend the meeting, you should follow the instructions from your bank or brokerage firm, including any requirement to obtain a legal proxy.

If your shares are held in “street name,” you may be able to vote your shares electronically by telephone or on the internet. A large number of banks and brokerage firms participate in a program provided through Broadridge Financial Solutions, Inc. that offers telephone and internet voting options. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may vote those shares electronically by telephone or on the internet by following the instructions set forth on the voting form provided to you by your record holder.

Revoking your Proxy

If you are the record holder of your shares, you may revoke your proxy at any time before your shares are voted and change your vote:

•by signing another proxy with a later date and delivering it prior to the annual meeting in accordance with the instructions set forth in this proxy statement;
•by giving written notice of your revocation to the Corporate Secretary of ARC prior to the meeting or by voting at the meeting; or
•by attending the annual meeting and voting in person.

Your attendance at the annual meeting itself will not revoke your proxy unless you give written notice of revocation to our Corporate Secretary before your proxy is voted or you vote in person at the meeting. Any written notice of revocation, or later dated proxy, should be delivered to:

ARC Document Solutions, Inc.
12657 Alcosta Blvd., Suite 200
San Ramon, CA 94583
Attention: Tracey Luttrell, Corporate Secretary

If your shares are held in “street name” through a broker, bank or other nominee, please refer to the instructions they provide regarding how to vote your shares or to revoke your voting instructions. The availability of telephone and internet voting depends upon the voting processes of the broker, bank or other nominee.

Tabulating Votes

Broadridge Financial Solutions, Inc. will tabulate and certify the votes. In addition, Broadridge Financial Solutions, Inc. will provide an inspector of election at the annual meeting.

Solicitation of Proxies

ARC is soliciting your proxy to vote on matters that will be presented at the annual meeting. Solicitation of proxies will be primarily by mail. We will bear the cost of soliciting proxies from beneficial owners of our shares. In addition to solicitation by mail, our directors, officers, employees, and agents may solicit proxies by telephone, internet, or otherwise. These directors, officers, and employees will not be additionally compensated for the solicitation but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Copies of solicitation materials will be furnished to brokerage firms, fiduciaries, and other custodians who hold our shares of record for beneficial owners for forwarding to such beneficial owners. We may also reimburse persons representing beneficial owners of our shares for their reasonable expenses incurred in forwarding such materials.

Other Business

We know of no other business that will be presented at the annual meeting. If any other matter properly comes before the Company’s stockholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

PROPOSAL 1
ELECTION OF DIRECTORS

Nominees for Director

The board of directors currently consists of five directors who have been nominated for re-election at the annual meeting to serve for a term of one year or until his or her successor is duly elected and qualified. The board is not classified and thus all of our directors are elected annually.

Each of the nominees has consented to being named in this proxy statement and has agreed to serve as a member of the board if elected. The Company has no reason to believe that any nominee will be unable to serve. If a nominee is unable to stand for election, the board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority to vote.

The following table sets forth the name of each nominee, the year in which each nominee first became a director of ARC and the nominee’s age as of March 1, 2023. Each of the nominees has served continuously on the board since first becoming a director of ARC.

Director	Year Elected	Age
Kumarakulasingam Suriyakumar	1998(1)	69
Bradford L. Brooks	2018	55
Cheryl Cook	2018	59
Tracey Luttrell	2020	54
Mark W. Mealy	2005	65
_______________
(1)Served as an advisor of American Reprographics Holdings, L.L.C., a California limited liability company (“Holdings”), since 1998 and as a director of the Company since October 2004. We were previously organized as Holdings and immediately prior to our initial public offering on February 9, 2005, we reorganized as American Reprographics Company, a Delaware corporation, and subsequently changed our name to ARC Document Solutions, Inc.

The following is a brief description of the principal occupation and business experience of each of our directors and nominees standing for election, and their other affiliations.

Kumarakulasingam (“Suri”) Suriyakumar has served as our Chief Executive Officer since June 1, 2007, and as our President from 1991 to June 2022. He also served as our Chief Operating Officer from 1991 until his appointment as Chief Executive Officer. On July 24, 2008, Mr. Suriyakumar was appointed Chairman of our board of directors. Mr. Suriyakumar served as an advisor of Holdings from March 1998 until his appointment as a director of the Company in October 2004. Mr. Suriyakumar joined Micro Device, Inc. (our predecessor company) in 1989. He became the Vice President of Micro Device, Inc. in 1990. Prior to joining the Company, Mr. Suriyakumar was employed with Aitken Spence & Co. LTD, a highly diversified conglomerate and one of the five largest corporations in Sri Lanka. ARC’s board believes that as a founder of the Company with tremendous industry knowledge, a strong following within the Company, and demonstrated leadership skills in a variety of economic and market-driven environments, Mr. Suriyakumar possesses unmatched experience in, and insight into, all aspects of our business, and his service on the board is invaluable to ARC.

    Bradford L. Brooks has served as CEO of Censys, Inc., a leading provider of continuous attack surface management, since January 2022. Previously, Mr. Brooks served as President and CEO of OneLogin, a global leader in cloud-based identity and access management as a service, from August 2017 to October 2021. From January 2015 to June 2017, Mr. Brooks was CMO as well as the executive leader of product management and engineering for DocuSign. Mr. Brooks held senior executive level positions at Juniper Networks and Microsoft prior to DocuSign. The board believes that Mr. Brooks’ extensive experience across multiple technology sectors, and his extensive executive leadership experience in enterprise-level technology product management, and in sales and marketing have provided him with a deep understanding of business matters. His business understanding, coupled with his broad operational expertise, his independent director status and the fact that our board of directors has determined that he is an “audit committee financial expert” under U.S. Securities and Exchange Commission ("SEC") guidelines in light of his understanding of accounting and financial reporting, make his service on the board valuable to ARC. Mr. Brooks has a Bachelor of Science in Economics from California State University, Chico, and a Masters of International Management from Thunderbird School of Global Management, Arizona State University.

Cheryl Cook is currently a Senior Vice President at Dell EMC, and is responsible for spearheading development and strategy for Dell’s Global Partner Marketing Organization and driving long-term partner marketing strategy. She joined Dell in 2011 from Nuance Communications, where she served as a Senior Vice President from February 2010 to February 2011, managing sales across all lines of business. Previously Ms. Cook was a Senior Vice President at Sun Microsystems. Ms. Cook’s business understanding, coupled with her broad sales and marketing expertise in technology fields and her independent director status, make her service on the board valuable to ARC. Ms. Cook has a Bachelor of Science in Computer Science from the University of Florida.

Tracey Luttrell rejoined ARC as its Corporate Counsel and Corporate Secretary in August 2018, a role that she previously held from 2008 to 2012. Prior to her role with the Company, Ms. Luttrell practiced corporate law with several law firms, including Wilson Sonsini Goodrich & Rosati, a preeminent Silicon Valley law firm, and she held a business development role with RGP, a global consulting firm. She has extensive experience working as counsel to public and private companies in a variety of industry sectors, and holds her law and undergraduate degrees from McGill University in Montreal, Canada. Ms. Luttrell’s experience as an attorney with strong experience with companies in different industry sectors, combined with her knowledge and understanding of the Company gained from years working as its Corporate Counsel and Corporate Secretary, make her service on the board valuable to ARC.

Mark W. Mealy has served as Managing Partner of Colville Capital LLC, a private investment firm, since October 2005. Mr. Mealy also served as the Managing Director and Group Head of Mergers and Acquisitions of Wachovia Securities, Inc., an investment banking firm, from March 2000 until October 2004. Mr. Mealy served as the Managing Director, Mergers and Acquisitions, of First Union Securities, Inc., an investment banking firm, from April 1998 to March 2000, and as the Managing Director of Bowles Hollowell Conner & Co., an investment banking firm, from April 1989 to April 1998. Mr. Mealy is currently a director of Motion & Flow Control Products, Inc. and Kurz Industrial Solutions, Inc. The board believes that Mr. Mealy’s financial acumen, experience in mergers and acquisitions, his independent director status and the fact that our board of directors has determined that he is an “audit committee financial expert” under SEC guidelines, given his understanding of accounting and financial reporting, make his service on the board valuable to ARC. Mr. Mealy has a Bachelor of Arts degree from the Woodrow Wilson School of Public and International Affairs at Princeton University.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE ELECTION OF EACH OF THE FIVE DIRECTOR NOMINEES LISTED ABOVE

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Appointment of Auditors

Armanino has been our independent registered public accounting firm and has audited our financial statements since 2020. Stockholders are asked to ratify the appointment of Armanino at the annual meeting. Representatives of Armanino will attend the annual meeting, will have an opportunity to make a statement if they desire and will be available to respond to questions, as appropriate.

Auditor Fees

A summary of the services provided by Armanino, our independent registered public accounting firm for the fiscal years ended December 31, 2022 and December 31, 2021, and fees billed for such services (in thousands), is as follows:

	2022	2021
Audit fees (1)	$630	$605
Audit related fees	—	—
Tax fees	—	—
All other fees	$—	$—
Total	$630	$605
_______________
(1)Consists of aggregate fees billed or expected to be billed for professional services rendered for the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2022 and 2021, respectively, and reviews of our condensed consolidated financial statements in our quarterly reports during the fiscal years ended December 31, 2022 and 2021, respectively. Out-of-pocket expenses of $38,000 and $27,352 for the fiscal years ended December 31, 2022 and 2021, respectively, are not included in the amounts shown above.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee has adopted a pre-approval policy governing the engagement of the Company’s independent registered public accounting firm for all audit and non-audit services. The Audit Committee’s pre-approval policy provides that the Audit Committee must pre-approve all audit services and non-audit services to be performed for the Company by its independent registered public accounting firm prior to their engagement for such services. The Audit Committee pre-approval policy establishes pre-approved categories of certain non-audit services that may be performed by the Company’s independent registered public accounting firm during the fiscal year, subject to dollar limitations that may be set by the Audit Committee. Pre-approved services include certain audit related services, tax services and various non-audit related services. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee may delegate pre-approval authority to one or more of its members. The member(s) to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next meeting. One hundred percent of the services provided in 2022 and 2021 by Armanino, the Company’s independent registered public accounting firm for fiscal years 2022 and 2021, were approved by the Audit Committee in accordance with the pre-approval procedures described above.

Under Company policy and/or applicable rules and regulations, the independent registered public accounting firm is prohibited from providing the following types of services to the Company: (1) bookkeeping or other services related to the Company’s accounting records or financial statements, (2) financial information systems design and implementation, (3) appraisal or valuation services, fairness opinions or contribution-in-kind reports, (4) actuarial services, (5) internal audit outsourcing services, (6) management functions, (7) human resources, (8) broker-dealer, investment adviser or investment banking services, and (9) legal services.

The Audit Committee has sole authority to appoint ARC’s independent registered public accounting firm for fiscal year 2023 pursuant to the terms of the Audit Committee Charter. Although ratification of our selection of Armanino is not required by our bylaws, New York Stock Exchange ("NYSE") listing standards or otherwise, we are asking our stockholders to do so as a matter of sound corporate governance. The board appreciates the input from our stockholders on the selection of our independent accounting firm. If the selection of Armanino is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE
RATIFICATION OF ARMANINO AS ARC’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023

PROPOSAL 3
ADVISORY, NON-BINDING VOTE ON EXECUTIVE COMPENSATION

We received a majority vote for our executive compensation program at our 2022 annual meeting, with 88% of our stockholders who voted at the meeting approving our compensation practices.

In 2018, the SEC amended the definition of “smaller reporting company” (“SRC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to allow more companies to take advantage of scaled disclosures (including disclosures regarding executive compensation). ARC is an SRC under the amended definition and, as such, we are taking advantage of the reduced disclosure requirements regarding executive compensation, including the omission of the “Compensation Discussion and Analysis” section, as set forth under the Executive Compensation section, beginning on page 34 of this proxy statement.

It should be noted, however, that our compensation program for 2022 was based on pre-determined criteria and performance expectations similar to the program that was in place for 2021.

Pursuant to Section 14A of the Exchange Act, we are requesting approval, in a non-binding vote, of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation rules of the U.S. Securities and Exchange Commission, including in the compensation tables and the related narrative discussion contained in the Company’s 2023 Proxy Statement, is approved.”

The stockholder vote on Proposal 3 is advisory in nature and, thus, is not binding on the Company. The Compensation Committee, however, values the views expressed by the Company’s stockholders in their vote on this proposal and, as it did in 2022 following ARC’s annual meeting, will consider the outcome of the vote when making future compensation decisions for the Company’s executive officers named in the Summary Compensation Table in the Executive Compensation section below (“NEOs”).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE APPROVAL OF THE COMPENSATION OF OUR EXECUTIVE OFFICERS
DISCLOSED IN THE 2023 PROXY STATEMENT

PROPOSAL 4

ADVISORY, NON-BINDING VOTE ON THE FREQUENCY OF STOCKHOLDER VOTES ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, the Company provides its stockholders with the opportunity to cast a non-binding, advisory vote on executive compensation in accordance with the requirements of the Dodd-Frank Act. Proposal 4 provides stockholders with the opportunity to cast a non-binding, advisory vote on how often the Company should include advisory stockholder votes on executive compensation in its proxy materials for future annual stockholder meetings. Under Proposal 4, stockholders may vote to have an advisory vote on executive compensation every year, every two years or every three years.

The Company believes that providing for an advisory vote on executive compensation every year would permit stockholders, management and the Compensation Committee to evaluate the effectiveness of our executive compensation program on long-term Company performance.

In considering their votes, stockholders may wish to review the information presented in connection with Proposal 3 and the Executive Compensation section, beginning on page 34 of this proxy statement, which describes the Company’s executive compensation program in greater detail.

The stockholder vote on Proposal 4 is advisory in nature and, thus, is not binding on the Company. The Company, however, values the views expressed by the Company’s stockholders in their vote on this proposal and will consider the outcome of the vote when making its decision on how frequently it will conduct advisory stockholder votes on executive compensation at future annual stockholder meetings.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR A “ONE YEAR” FREQUENCY OF THE ADVISORY, NON-BINDING VOTE ON EXECUTIVE COMPENSATION

PROPOSAL 5

APPROVAL OF AN AMENDMENT TO THE ARC DOCUMENT SOLUTIONS, INC. 2021 INCENTIVE PLAN TO AUTHORIZE AN ADDITIONAL 5,000,000 SHARES OF COMMON STOCK FOR ISSUANCE UNDER SUCH PLAN

Why We Are Requesting Stockholder Approval of an Amendment to the 2021 Incentive Plan

The ARC Document Solutions, Inc. 2021 Incentive Plan (the "2021 Plan") is our existing equity incentive plan and was originally approved by our board of directors on March 15, 2021 and by our stockholders on April 29, 2021. The remaining share pool under the 2021 Plan is presently insufficient to meet our equity compensation needs. To support our ability to continue to grant equity awards as part of our compensation program, to remain competitive in the challenging environment in which we compete for talent, and based on careful weighing of various considerations, as described below, the Compensation Committee recommended and the board approved an amendment to the 2021 Plan to (1) increase the share pool under the 2021 Plan by 5,000,000 shares of common stock and (2) increase the number of shares of common stock under the share pool that may be granted in the form of restricted stock, restricted stock units and other stock based awards, which we refer to as full-value awards, by 2,500,000 shares of common stock, subject to stockholder approval (together, the “Amendment”). No other amendments are being made to the 2021 Plan.

The board and the Compensation Committee believe that equity compensation provides a meaningful and differentiating incentive for our employees and directors, creates an ownership perspective in our employees and directors that aligns with stockholder interests and allows us to conserve cash resources to support our growth objectives. Both the board and the Compensation Committee further believe that stockholder value and the success of the Company depend, in large part, on our ability to maintain a competitive position by attracting, retaining and motivating employees and directors with experience and ability. We believe that our equity awards are central to this objective. Therefore, we are asking our stockholders to approve the Amendment to ensure that we can continue to retain and properly motivate all of our employees and directors and to provide them with compensation that is linked to our growth and the creation of stockholder value.

We utilize the 2021 Plan to grant equity awards to our employees and directors in order to retain and reward the individuals we believe are critical to our success. If the Amendment is not approved by our stockholders, we will not be able to grant meaningful equity awards to our employees and directors, which would force us to increase the cash component of our compensation programs to retain and motivate our employees and directors, adversely impacting our business.

The Compensation Committee and the board determined the requested number of shares in the Amendment for the share pool and for the sublimit on full-value awards based on annual equity awards to employees and directors, potential new hire equity awards and an assessment of the magnitude of increase that our stockholders would likely find acceptable. The board and the Compensation Committee also understand that our equity compensation needs must be balanced against the dilutive effect of such programs on our stockholders. If stockholders approve the Amendment, awards may be made under the 2021 Plan (as amended by the Amendment, the “Amended 2021 Plan”) for up to the number of shares (subject to adjustment in the event of stock splits and similar events) equal to the sum of (i) 8,500,000 shares of common stock and (ii) such additional number of shares of common stock (up to 6,132,593 shares) as is equal to the number of shares of common stock subject to awards granted under the 2014 Stock Incentive Plan, as amended (the "Prior Plan") and the ARC Document Solutions, Inc. 2005 Stock Plan (the “2005 Plan”), which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased at their original issuance price by the Company pursuant to a contractual repurchase right. Further, if stockholders approve the Amendment, the Company may not grant awards with respect to more than 3,800,000 shares of common stock under the Amended 2021 Plan in the form full-value awards, subject to adjustment in the event of stock splits and similar events.

As of March 14, 2023, (i) options to purchase an aggregate of 6,317,498 shares of common stock were outstanding under the 2021 Plan, the Prior Plan and the 2005 Plan with a weighted-average remaining term of 6.81 years and a weighted-average exercise price of $3.51 per share, (ii) 788,792 shares of common stock were subject to outstanding restricted stock awards granted under the 2021 Plan and the Prior Plan, (iii) zero shares of common stock were subject to outstanding restricted stock awards granted under the 2005 Plan, (iv) there were no other awards outstanding under either the 2021 Plan, the Prior Plan or the 2005 Plan, and (v) 205,727 shares of common stock under the 2021 Plan remain available for issuance with respect to awards (of which 79,675 could be granted in the form of full-value awards). We expect that the proposed share pool and sublimit on full-value awards under the Amended 2021 Plan will allow the Company to continue to grant equity awards at our historic rates for approximately three years, however, the actual duration of such period will depend on changes in participation, our stock price and market practice.

We believe that our stock-based compensation programs have been integral to our success in the past and are critical to our ability to succeed in the future. If the Amendment is not approved, we will not be able to make equity awards that are sufficient to meet our needs. The inability to make competitive equity awards to retain talented employees in a highly competitive market could have an adverse impact on our business. Further, if the Amendment is not approved, we would be forced to increase cash compensation, which will reduce the resources we have allocated to meeting our business needs and objectives. Therefore, we consider approval of the Amendment vital to our future success. Accordingly, the board believes adoption of the Amendment is in the best interests of the Company and its stockholders and unanimously recommends a vote “FOR” the approval of the Amendment.

Highlights of the Amended 2021 Plan

•No Liberal Share Recycling. The Amended 2021 Plan prohibits the re-granting of (i) shares withheld or delivered to satisfy the exercise price of an award or to satisfy tax withholding obligations, (ii) shares that were subject to a stock appreciation right, or SAR, and were not issued upon the net settlement or net exercise of such award, or (iii) shares repurchased on the open market using proceeds from the exercise of an award.

•Limit on Full-Value Awards. The Amended 2021 Plan provides that awards with respect to no more than 3,800,000 shares may be granted in the form of restricted stock, restricted stock units or other stock-based awards.

•No Repricing of Awards. The Amended 2021 Plan prohibits the direct or indirect repricing of stock options or SARs without stockholder approval.
•No Discounted Options or SARs. All options and SARs must have an exercise or measurement price that is at least equal to the fair market value of the underlying common stock on the date of grant.
•No Reload Options or SARs. No options or SARs granted under the Amended 2021 Plan may contain a provision entitling the award holder to the automatic grant of additional options or SARs in connection with any exercise of the original option or SAR

•Potential Dilution Due to Overhang is Driven by “Out-of-the-Money” Options. Of the 7,106,290 shares underlying all equity awards outstanding as of March 14, 2023, approximately 3,800,000 shares are in the form of stock options that have been granted but remain unexercised because their exercise prices are higher than our current stock price and thus considered “out-of-the-money.” (Detailed reference to these shares can be found in “Information Regarding Dilution and Burn Rate.”)

•Company’s Burn Rate is Less than Half That of the Russell 3000. ARC’s average historical burn rate for the past three years is 3.3%. The Amended 2021 Plan is expected to last three years and is designed to deliver an adequate number of awards for all employees, including NEOs, as well as our directors. The average historical burn rate for similar companies (determined by GICS code for companies that are not included in the Russell 3000 Index) is 4.99%.

•No Dividend Equivalents on Options or SARs. No options or SARs granted under the Amended 2021 Plan may provide for the payment or accrual of dividend equivalents.

•Dividends & Dividend Equivalents on Restricted Stock, Restricted Stock Units and Other-Stock Based Awards Not Paid Until Award Vests. Any dividends or dividend equivalents paid with respect to restricted stock, restricted stock units or other stock-based awards must be subject to the same restrictions on transfer and forfeitability as the award with respect to which it is paid.

•Limit Applicable to Non-Employee Directors. The maximum amount of cash and equity compensation (calculated based on grant date fair value for financial reporting purposes) granted to any non-employee director in any calendar year may not exceed $190,000. Exceptions to this limitation may only be made by the Compensation Committee in extraordinary circumstances provided that the non-employee director receiving any additional compensation does not participate in the decision to award such compensation.

•No Vesting Upon Change in Control. Awards granted under the Amended 2021 Plan will not automatically vest solely as a result of a change in control
•Minimum Vesting Requirement. Notwithstanding any other provision of the Amended 2021 Plan, at the time of grant, the terms of awards granted under the Amended 2021 Plan will provide that no award may vest earlier than the first anniversary of its date of grant; provided, that the following awards will not be subject to the foregoing minimum vesting requirements: any (i) substitute awards, (ii) shares delivered in lieu of fully vested cash awards, and (iii) awards granted, in the aggregate, for up to 5% of the maximum number of shares authorized for issuance under the Amended 2021 Plan.

•Material Amendments Require Stockholder Approval. Stockholder approval is generally required prior to an amendment to the Amended 2021 Plan that would (i) materially increase the number of shares authorized, (ii) expand the types of awards that may be granted, or (iii) materially expand the class of participants eligible to participate.

•Administered by an Independent Committee. The Amended 2021 Plan is administered by the Compensation Committee, which is made up entirely of independent directors.

Information Regarding Dilution and Burn Rate

In developing our share requests for the Amended 2021 Plan and analyzing the impact of utilizing equity as a means of compensation on our stockholders, we considered both our “dilution” and our “burn rate”.

Dilution is a measure of potential share capital dilution caused by our equity incentive program which we calculate as the sum of (i) the total number of shares underlying all equity awards outstanding and (ii) the total number of shares available for future award grants divided by (iii) the number of common shares outstanding. As of March 14, 2023, there were 7,106,290 shares underlying all equity awards outstanding and 205,727 shares available for future awards. The number of common shares outstanding on March 14, 2023 was 43,581,167. Accordingly, our dilution at March 14, 2023 was 16.8%.

Below is a summary of complete dilution information as of March 14, 2023, reflecting the shares that the Company is requesting for issuance under the Amended 2021 Plan:

New shares requested under the Amended 2021 Plan:	5,000,000
Shares remaining available under the 2021 Plan prior to the Amendment:(1)	205,727
Shares underlying outstanding stock options:(2)	6,317,498
Weighted-average exercise price of outstanding stock options:	$3.51
Weighted-average remaining term of outstanding stock options:	6.81 years
Shares underlying outstanding full-value awards:(2)	788,792
Number of shares outstanding on March 14, 2023:	43,581,167

(1)No further awards may be made under the Prior Plan or the 2005 Plan.
(2)Represents the total number of shares underlying outstanding awards under the 2021 Plan, the Prior Plan and the 2005 Plan.

The dilution, reflecting the shares that we are requesting for issuance under the Amended 2021 Plan, would be 28.3% as of March 14, 2023.

The Company does not believe that the dilution calculation of 28.3% (after reflecting the shares being requested for issuance under the Amended 2021 Plan) represents an accurate estimate of potential dilution to stockholders. This is because approximately 3,800,000 shares underlying our outstanding options are “underwater” or “out-of-the-money”. As noted above, the calculation of the Amended 2021 Plan’s dilution percentage includes 7,106,290 shares underlying all equity awards outstanding. Of those shares, approximately 3,800,000 are stock options that were awarded at exercise prices that ranged between $3.21 and $9.09. The Company’s stock price as of March 14, 2023 was $3.20.

The table below presents the impact on our dilution percentage (after reflecting the shares being requested for issuance under the Amended 2021 Plan) with and without the percentage of shares underlying all equity awards outstanding that are stock options but not exercisable at a profit and considered “out-of-the-money.”

Total Shares Underlying Future Equity Awards in the Amended 2021 Plan	Total Shares Underlying Outstanding Restricted Stock	Total Shares Underlying Outstanding Options	Adjustments for Unexercised Out-of-the-Money Options	Basic Dilution Percentage
5,205,727	788,792	6,317,498	-NA-	28.3%
5,205,727	788,792	6,317,498	3,786,010	19.6%

The currently outstanding stock options have exercise prices that range between $1.14 and $9.09. The table below presents the impact on our dilution percentage based on the degree to which these options are “out-of-the-money”.

Percentage Out of the Money	Number of Shares Out of the Money	Adjusted Dilution Percentage
0% - 20%	2,641,416	22.2%
21% - 50%	376,847	27.4%
>51%	767,747	26.5%
Total	3,786,010	19.6%

Burn rate provides a measure of the annual dilutive impact of our equity award program, which we calculate by dividing the number of shares subject to equity awards granted during the year by the basic weighted average number of shares outstanding. The table below reflects our burn rate for the 2022, 2021 and 2020 calendar years, as well as an average over those years.

Calendar Year	Stock Option Awards Granted	Restricted Stock Awards Granted	Total Awards Granted	Basic Weighted Average Number of Common Shares Outstanding	Gross Burn Rate (1)
2022	1,658,000	152,000	1,810,000	42,214,000	4.3%
2021	688,000	963,000	1,651,000	42,164,000	3.9%
2020	535,000	140,000	675,000	42,925,000	1.6%
Three-Year Average					3.3%

(1) “Gross burn rate” is defined as the number of equity awards granted in the year divided by the basic weighted average number of shares of common stock outstanding.

Description of the Amended 2021 Plan

The following is a brief summary of the Amended 2021 Plan. A copy of the Amendment and the 2021 Plan are attached as Appendix A to this proxy statement. References to the board in this summary shall include the Compensation Committee or any similar committee appointed by the board to administer the Amended 2021 Plan.

Types of Awards; Shares Available for Awards; Share Counting Rules

The Amended 2021 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, nonstatutory stock options, SARs, restricted stock, restricted stock units, other stock-based awards and cash awards as described below, which we collectively refer to as awards.

Subject to adjustment in the event of stock splits, stock dividends or similar events, awards may be made under the Amended 2021 Plan (any or all of which awards may be in the form of incentive stock options) for up to the sum of: (i) 8,500,000 shares of our common stock plus (ii) such additional number of shares of our common stock (up to 6,132,593 shares) as is equal to the number of shares of common stock subject to awards granted under the Prior Plan and the 2005 Stock Plan, which awards expire, terminate or are otherwise surrendered, cancelled or forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, in the case of incentive stock options, to any limitations under the Code). Subject to adjustment in the event of stock splits, stock dividends or similar events, the Company may not grant awards with respect to more than 3,800,000 shares of common stock under the Amended 2021 Plan in the form of restricted stock, restricted stock units or other stock-based awards (which we refer to as full-value awards).

Subject to adjustment in the event of stock splits, stock dividends or similar events, the maximum number of shares with respect to which awards may be granted to any participant under the Amended 2021 Plan may not exceed 500,000 shares per calendar year. For purposes of this limit, the combination of an option in tandem with a SAR is treated as a single award.

The Amended 2021 Plan provides that the maximum amount of cash and equity compensation (calculated based on grant date fair value for financial reporting purposes) granted to any individual non-employee director in any calendar year may not exceed $190,000. Exceptions to this limitation may only be made by the Compensation Committee in extraordinary circumstances provided that any non-employee director receiving additional compensation does not participate in the decision to award such compensation.

For purposes of counting the number of shares available for the grant of awards under the Amended 2021 Plan and the sublimits of the Amended 2021 Plan, all shares of common stock covered by an option or SAR will be counted against the number of shares available for the grant of awards and against the sublimits of the Amended 2021 Plan. If we grant a SAR in tandem with an option for the same number of shares of our common stock and provide that only one such award may be exercised, which we refer to as a tandem SAR, only the shares covered by the option, and not the shares covered by the tandem SAR, will be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Amended 2021 Plan.

Shares covered by awards under the Amended 2021 Plan that expire or are terminated, surrendered, or cancelled without having been fully exercised or are forfeited in whole or in part (including as the result of shares subject to such award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or that result in any shares not being issued will again be available for the grant of awards under the Amended 2021 Plan (subject, in the case of incentive stock options, to any limitations under the Code). In the case of the exercise of a SAR, the number of shares counted against the shares available for the grant of awards and against the sublimits of the Amended 2021 Plan will be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle the SAR upon exercise, and the shares covered by a tandem SAR will not again become available for grant upon the expiration or termination of the tandem SAR.

Shares of common stock that are delivered (by actual delivery, attestation, or net exercise) to the Company by a participant to purchase shares of common stock upon exercise of an award or to satisfy tax withholding obligations (including shares retained from the award creating the tax obligation) will not be added back to the number of shares available for the future grant of awards under the Amended 2021 Plan. Awards that may be settled only in cash shall not count against the number of shares that may be granted under the Amended 2021 Plan. Shares purchased by the Company on the open market using proceeds from the exercise of an award will not increase the number of shares available for future grant of awards.

In connection with a merger or consolidation of an entity with the Company or the Company’s acquisition of property or stock of an entity, the board may grant awards under the Amended 2021 Plan in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof on such terms as the board determines appropriate in the circumstances, notwithstanding any limitation on awards contained in the Amended 2021 Plan. Any such substitute awards shall not count against the overall share limits or the sublimits of the Amended 2021 Plan, except as required by reason of Section 422 and related provisions of the Code.

Descriptions of Awards

Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified exercise price and subject to the other terms and conditions that are specified in connection with the option grant. An option that is not intended to be an “incentive stock option” is a “nonstatutory stock option”. Options may not be granted at an exercise price that is less than 100% of the fair market value of our common stock on the date of grant. If the board approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than 100% of the fair market value of our common stock on that future date. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to optionees holding more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries. Under the terms of the Amended 2021 Plan, options may not be granted for a term in excess of ten years (and, under present law, five years in the case of incentive stock options granted to optionees holding greater than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries). The Amended 2021 Plan permits participants to pay the exercise price of options using one or more of the following manners of payment: (i) by cash, (ii) by check, (iii) except as may otherwise be provided in the applicable option agreement or approved by the board, in connection with a “cashless exercise” through a broker, (iv) to the extent provided in the applicable option agreement or approved by the board, and subject to certain conditions, by delivery of shares of common stock to the Company owned by the participant valued at their fair market value, (v) to the extent provided in an applicable nonstatutory stock option agreement or approved by the board, by delivery of a notice of “net exercise” as a result of which we will retain a number of shares of common stock otherwise issuable pursuant to the stock option equal to the aggregate exercise price for the portion of the option being exercised divided by the fair market value of our common stock on the date of exercise, (vi) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by the board, by any other lawful means (but not by a promissory note of the participant), or (vii) by any combination of these forms of payment. No option granted under the Amended 2021 Plan may contain a provision entitling the participant to the automatic grant of additional options in connection with any exercise of the original option. No options granted under the Amended 2021 Plan may provide for the payment or accrual of dividend equivalents.

Stock Appreciation Rights. A SAR is an award entitling the holder, upon exercise, to receive a number of shares of our common stock, or cash (or a combination of shares of our common stock and cash) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock over the measurement price. The Amended 2021 Plan provides that the measurement price of a SAR may not be less than the fair market value of our common stock on the date the SAR is granted (provided, however, that if the board approves the grant of a SAR effective as of a future date, the measurement price shall not be less than 100% of the fair market value on such future date) and that SARs may not be granted with a term in excess of 10 years. No SARs granted under the Amended 2021 Plan may contain a provision entitling the participant to the automatic grant of additional SARs in connection with any exercise of the original SAR. No SARs granted under the Amended 2021 Plan may provide for the payment or accrual of dividend equivalents.

Limitation on Repricing of Options or SARs. With respect to options and SARs, unless such action is approved by stockholders or otherwise permitted under the terms of the Amended 2021 Plan in connection with certain changes in capitalization and reorganization events, we may not (1) amend any outstanding option or SAR granted under the Amended 2021 Plan to provide an exercise price or measurement price per share that is lower than the then-current exercise price or measurement price per share of such outstanding option or SAR, (2) cancel any outstanding option or SAR (whether or not granted under the Amended 2021 Plan) and grant in substitution therefor new awards under the Amended 2021 Plan (other than certain substitute awards issued in connection with an acquisition by us, described above) covering the same or a different number of shares of our common stock and having an exercise price or measurement price per share lower than the then-current exercise price or measurement price per share of the canceled option or SAR, (3) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price or measurement price per share above the then-current fair market value of our common stock, or (4) take any other action under the Amended 2021 Plan that constitutes a “repricing” within the meaning of the rules of the NYSE.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Awards of restricted stock shall not be entitled to any dividends until the shares of common stock become free from restrictions on transferability and forfeitability; provided that, to the extent determined by the board, restricted stock awards may permit any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of restricted stock to be paid to the participant but only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares.

Restricted Stock Unit Awards. Restricted stock units, or RSUs, entitle the recipient to receive shares of our common stock, or cash equal to the fair market value of such shares or a combination of shares and cash, to be delivered at the time such award vests and settles pursuant to the terms and conditions established by the board. The board may provide that settlement of RSUs will be deferred, on a mandatory basis or at the election of the participant, in a manner that complies with Section 409A of the Code. A participant has no voting rights with respect to any RSU. The board may provide that a grant of RSUs may provide the participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of our common stock. Any such dividend equivalents may be settled in cash and/or shares of our common stock and must be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which such dividend equivalents are awarded.

Other Stock-Based Awards. Under the Amended 2021 Plan, the board may grant other awards of shares of our common stock, and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our common stock or other property, having such terms and conditions as the board may determine. We refer to these types of awards as other stock-based awards. Other stock-based awards may be available as a form of payment in settlement of other awards granted under the Amended 2021 Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other stock-based awards may be paid in shares of our common stock or in cash, as the board may determine. The award agreement of an other stock-based award may provide the holder of an other stock-based award with the right to receive dividend equivalents. Dividend equivalents may be settled in cash and/or shares of our common stock and must be subject to the same restrictions on transfer and forfeitability as the other stock-based award with respect to which they are awarded.

Cash Awards. Under the Amended 2021 Plan, the board has the right to grant cash-based awards, including awards subject to performance conditions.

Performance Conditions. The board may specify that the degree of granting, vesting and/or payout of any award subject to performance-based vesting conditions will be subject to the achievement of one or more of the following performance measures established by the board, which may be based on the relative or absolute attainment of specified levels of one or any combination of the following measures (and which may be determined pursuant to generally accepted accounting principles, which we refer to as GAAP, or on a non-GAAP basis, as determined by the board): (i) cash flow, (ii) earnings per share, (iii) earnings before interest, taxes and amortization, (iv) return on equity, (v) total stockholder return, (vi) share price performance, (vii) return on capital, (viii) return on assets or net assets, (ix) revenue, (x) income or net income, (xi) operating income or net operating income, (xii) operating profit or net operating profit, (xiii) operating margin or profit margin, (xiv) return on operating revenue, (xv) return on invested capital, (xvi) market segment shares, (xvii) costs, (xviii) expenses, (xix) regulatory body approval for commercialization of a product or (xx) implementation or completion of critical projects, or (xxi) any other measure determined by the board. These goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The board may specify that such performance measures will be adjusted to exclude any one or more of (A) non-recurring or unusual gains or losses, (B) gains or losses on the dispositions of discontinued operations, (C) the cumulative effects of changes in accounting principles, (D) the writedown of any asset, (E) fluctuation in foreign currency exchange rates, (F) charges for restructuring and rationalization programs or (G) any other factors the board may determine. Such performance measures: (x) may vary by participant and may be different for different awards; (y) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and (z) may cover such period as may be specified by the board. The board may adjust the cash or number of shares payable pursuant to a performance award, and the board may, at any time, waive the achievement of the applicable performance measures.

Treatment of Dividends & Dividend Equivalents on Unvested Awards. Notwithstanding any other provision of the Amended 2021 Plan to the contrary, with respect to any award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity award is outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable award and will only be paid at the time or times such vesting requirement(s) are satisfied.

Eligibility to Receive Awards

All employees and directors, as well as consultants and advisors (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended, or any successor form), of the Company, our present and future parent or subsidiary corporations and any other business venture in which we have a controlling interest are eligible to receive awards under the Amended 2021 Plan. However, incentive stock options may only be granted to our employees, employees of any future parent or present or future subsidiary corporations, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code.

Minimum Vesting

Notwithstanding any other provision of the Amended 2021 Plan, at the time of grant, the terms of awards granted under the 201 Plan will provide that no award granted under the Amended 2021 Plan may vest earlier than the first anniversary of its date of grant; provided, that the following awards will not be subject to the foregoing minimum vesting requirements: any (i) substitute awards, (ii) shares delivered in lieu of fully vested cash awards, and (iii) awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares available for the grant of awards under the Amended 2021 Plan.

Transferability of Awards

Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by a participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. However, except with respect to awards that are subject to Section 409A of the Code, the board may permit or provide in an award for the gratuitous transfer of the award by the participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant and/or an immediate family member thereof if we would be eligible to use a Form S-8 under the Securities Act of 1933, as amended, for the registration of the sale of the common stock subject to such award to the proposed transferee. Further, we are not required to recognize any transfer until such time as the participant and the permitted transferee have, as a condition to the transfer, delivered to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee will be bound by all of the terms and conditions of the award. None of the restrictions described in this paragraph prohibit a transfer from the participant to the Company.

No Rights as a Stockholder; Clawback

No participant shall have any rights as a stockholder with respect to any shares of common stock to be issued with respect to an award granted under the Amended 2021 Plan until becoming a record holder of such shares, subject to the terms of an award agreement. In accepting an award under the Amended 2021 Plan, a participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future.

Awards Granted Under 2021 Plan

The following table sets forth information about equity-based awards granted under the 2021 Plan since adoption of the 2021 Plan through March 14, 2023 to the individuals and groups described in the below table.

Name and Position	Number of Shares of Common Stock Underlying Stock Options Granted(1)	Number of Shares of Common Stock Underlying Restricted Stock Awards Granted
Kumarakulasingam Suriyakumar, Chief Executive Officer	450,000	250,000
Jorge Avalos, Chief Financial Officer	586,874	270,000
Rahul K. Roy, Chief Technology Officer	330,000	270,000
Dilantha Wijesuriya, President & Chief Operating Officer	392,513	270,000
All current executive officers, as a group	1,759,387	1,060,000
All current directors who are not executive officers, as a group	95,000	132,024
Each nominee for election as a director
Kumarakulasingam Suriyakumar	450,000	250,000
Tracey Luttrell	95,000	--
Bradford L. Brooks	—	44,008
Cheryl Cook	—	44,008
Mark W. Mealy	—	44,008
All current nominees for election as a director, as a group	545,000	382,024
Each associate of any of such directors, executive officer or nominees	—	—
Each other person who received or is to receive 5 percent of such options, warrants or rights	—	—
All employees, including all current officers who are not executive officers, as a group	1,000,500	28,301

(1)Numbers in this column also reflect approximately 800,000 additional shares subject to awards that were available for issuance as such awards expired, terminated or were otherwise surrendered, cancelled or forfeited subsequent to the adoption of the 2021 Plan.

Plan Benefits

As of March 14, 2023, approximately 1,276 persons were eligible to receive awards under the Amended 2021 Plan, including approximately 1,263 employees (of which four are executive officers), three non-employee directors and less than 10 consultants/advisors.

Administration

The Amended 2021 Plan will be administered by the board. The board has the authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Amended 2021 Plan that it deems advisable and to construe and interpret the provisions of the Amended 2021 Plan and any award agreements entered into under the Amended 2021 Plan. The board may correct any defect, supply any omission or reconcile any inconsistency in the Amended 2021 Plan or any award. All actions and decisions by the board with respect to the Amended 2021 Plan and any awards made under the Amended 2021 Plan will be made in the board’s discretion and will be final and binding on all persons having or claiming any interest in the Amended 2021 Plan or in any award.

Pursuant to the terms of the Amended 2021 Plan, the board may delegate any or all of its powers under the Amended 2021 Plan to one or more committees or subcommittees of the board. The board has authorized the Compensation Committee to administer certain aspects of the Amended 2021 Plan, including the granting of awards to executive officers. Awards granted to non-employee directors must be granted and administered by a committee or subcommittee of the board, all of the members of which are independent directors as defined by Section 303A.02 or any successor provision of the NYSE Listed Company Manual.

Subject to any requirements of applicable law, the board may delegate to one or more of our officers the power to grant awards (subject to any limitations under the Amended 2021 Plan) to our employees or officers and to exercise such other powers under the Amended 2021 Plan as the board may determine, provided that the board will fix the terms of awards to be granted by such officers, the maximum number of shares subject to awards that the officers may grant, and the time period in which such awards may be granted; and provided further, that no officer shall be authorized to grant awards to any of our “executive officers” (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended, or the Exchange Act) or to any of our “officers” (as defined by Rule 16a-1(f) under the Exchange Act).

Subject to any applicable limitations contained in the Amended 2021 Plan, the board, the Compensation Committee, or any other committee or officer to whom the board delegates authority, as the case may be, selects the recipients of awards and determines (i) the number of shares of common stock, cash or other consideration covered by awards and the terms and conditions of such awards, including the dates upon which such awards become exercisable or otherwise vest, (ii) the exercise or measurement price of awards, if any, and (iii) the duration of awards.

Each award under the Amended 2021 Plan may be made alone or in addition or in relation to any other award. The terms of each award need not be identical, and the board need not treat participants uniformly. The board will determine the effect on an award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a participant, and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights or receive any benefits under an award.

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock, other than an ordinary cash dividend, we are required to make equitable adjustments (or make substituted awards, as applicable), in the manner determined by the board, to (i) the number and class of securities available under the Amended 2021 Plan, (ii) the share counting rules set forth in the Amended 2021 Plan, (iii) the sublimits contained in the Amended 2021 Plan, (iv) the number and class of securities and exercise price per share of each outstanding option, (v) the share and per-share provisions and the measurement price of each outstanding SAR, (vi) the number of shares subject to and the repurchase price per share subject to each outstanding award of restricted stock, and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU award and each outstanding other stock-based award.

We will indemnify and hold harmless each director, officer, employee or agent to whom any duty or power relating to the administration or interpretation of the Amended 2021 Plan has been or will be delegated against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the board’s approval) arising out of any act or omission to act concerning the Amended 2021 Plan unless arising out of such person’s own fraud or bad faith.

Amendment of Awards. Except as otherwise provided under the Amended 2021 Plan with respect to repricing outstanding stock options or SARs and minimum vesting requirements, the board may amend, modify or terminate any outstanding award, including but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, provided that the participant’s consent to any such action will be required unless the board determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the Amended 2021 Plan or the change is otherwise permitted under the terms of the Amended 2021 Plan in connection with a change in capitalization or reorganization event.

Limitations on Acceleration of Vesting. Except to the extent otherwise set forth in the Amended 2021 Plan or in an agreement between the participant and the Company, the board may not provide that any award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be, except in the case of the death or disability of the participant.

Reorganization Events

The Amended 2021 Plan contains provisions addressing the consequences of any reorganization event. A reorganization event is defined under the Amended 2021 Plan as (a) any merger or consolidation of the Company with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is canceled, (b) any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction, or (c) our liquidation or dissolution.

Provisions Applicable to Awards Other than Restricted Stock. Under the Amended 2021 Plan, if a reorganization event occurs, the board may take any one or more of the following actions as to all or any (or any portion of) outstanding awards other than restricted stock on such terms as the board determines (except to the extent specifically provided otherwise in an applicable award agreement or another agreement between a participant and us): (1) provide that such awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (2) upon written notice to a participant, provide that all of the participant’s unvested awards will be forfeited immediately before the reorganization event and/or that all of the participant’s unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (3) provide that outstanding awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an award shall lapse, in whole or in part prior to or upon such reorganization event, (4) in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, which we refer to as the Acquisition Price, make or provide for a cash payment to participants with respect to each award held by a participant equal to (A) the number of shares of our common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award, (5) provide that, in connection with our liquidation or dissolution, awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (6) any combination of the foregoing. The board is not obligated to treat all awards, all awards held by a participant, or all awards of the same type, identically. Certain RSU awards that are subject to Section 409A of the Code will be settled in accordance with the terms of the applicable award agreement.

Provisions Applicable to Restricted Stock. Upon the occurrence of a reorganization event other than our liquidation or dissolution, our repurchase and other rights with respect to outstanding restricted stock will inure to the benefit of our successor and will, unless the board determines otherwise, apply to the cash, securities or other property which our common stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to such restricted stock. However, the board may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any restricted stock or any other agreement between a participant and us, either initially or by amendment, or provide for forfeiture of such restricted stock if issued at no cost. Upon the occurrence of a reorganization event involving our liquidation or dissolution, except to the extent specifically provided to the contrary in the instrument evidencing any award of restricted stock or any other agreement between the participant and us, all restrictions and conditions on all restricted stock then outstanding shall automatically be deemed terminated or satisfied.

Provisions for Foreign Participants

The board may establish one or more sub-plans under the Amended 2021 Plan to satisfy applicable securities, tax or other laws of various jurisdictions. The board will establish such sub-plans by adopting supplements to the Amended 2021 Plan containing any limitations on the board’s discretion under the Amended 2021 Plan and any additional terms and conditions not otherwise inconsistent with the Amended 2021 Plan as the board deems necessary or desirable. All supplements adopted by the board will be deemed to be part of the Amended 2021 Plan, but each supplement will only apply to participants within the affected jurisdiction.

Amendment or Termination

No award may be granted under the Amended 2021 Plan after April 28, 2031 but awards previously granted may extend beyond that date. The board may amend, suspend or terminate the Amended 2021 Plan or any portion of the Amended 2021 Plan at any time, except that (i) no amendment may be made to the plan to permit an option or SAR to be repriced without stockholder approval and (ii) no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing may be made effective unless and until such amendment has been approved by our stockholders. If the national securities exchange on which the Company then maintains its primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if our common stock is not then listed on any national securities exchange), no amendment of the Amended 2021 Plan materially increasing the number of shares authorized under the plan (other than with respect to substitute awards or in the event of stock splits and other similar events), expanding the types of awards that may be granted under the plan or materially expanding the class of participants eligible to participate in the plan will be effective unless and until the Company’s stockholders approve such amendment. If at any time the approval of our stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, the board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Amended 2021 Plan adopted in accordance with the procedures described above will apply to, and be binding on the holders of, all awards outstanding under the Amended 2021 Plan at the time the amendment is adopted, provided that the board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the Amended 2021 Plan. No award will be made that is conditioned on stockholder approval of any amendment to the Amended 2021 Plan unless the award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date the award was granted and (ii) it may not be exercised or settled (or otherwise result in the issuance of shares of our common stock) prior to the receipt of such stockholder approval.

If stockholders do not approve the Amendment, the Amendment will not go into effect, and the 2021 Plan will not have a sufficient number of shares to continue to grant meaningful awards thereunder. In this event, the board will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the Amended 2021 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or majority-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights. A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units. A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests and is settled, the participant will have income on settlement in an amount equal to the fair market value of the stock on settlement less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on settlement. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the Amended 2021 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to the Company. There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income, subject to the limitations of Section 162(m) of the Code.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE ARC DOCUMENT SOLUTIONS, INC. 2021 INCENTIVE PLAN

CORPORATE GOVERNANCE PROFILE

We are committed to good corporate governance practices. As such, we have adopted corporate governance guidelines to enhance the effectiveness of our corporate governance practices. A copy of our Corporate Governance Guidelines can be accessed on our investor relations website, ir.e-arc.com, by selecting “Corporate Governance” from the navigation menu. You can request a printed copy of our Corporate Governance Guidelines, at no charge, by contacting Investor Relations at (925) 949-5100 or by sending a request by mail to 12657 Alcosta Blvd., Suite 200, San Ramon, CA 94583, Attention: David Stickney, Vice President Corporate Communications.

Our Corporate Governance Guidelines govern board member responsibilities, committees, compensation, access, education, management succession, and performance evaluation, among other things. The guidelines also set forth a non-exhaustive list of director qualification standards and the factors to be considered in making nominations to the board. While the selection of qualified directors is a complex, subjective process that requires consideration of many factors, our Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee will take into account the judgment, experience, skills and personal character of any candidate, as well as the overall needs of the board, in considering board candidates. Additional information on this process is set forth below in the section entitled “Director Qualifications.”

We have adopted a Code of Conduct applicable to all employees, officers and directors, including our Chief Executive Officer and our Chief Financial Officer, which meets the definition of a “code of ethics” set forth in Item 406 of Regulation S-K of the Exchange Act. A copy of our Code of Conduct can be accessed on our investor relations website, ir.e-arc.com, by selecting “Corporate Governance” from the navigation menu. We will post any amendments to the Code of Conduct, and any waivers that are required to be disclosed by the rules of either the SEC or the NYSE, on our website.

Director Independence

Under our Corporate Governance Guidelines, independent directors must comprise a majority of our board. Our board has adopted independence requirements that reflect applicable NYSE rules and evaluates the independence of our directors annually, and at other appropriate times when a change in circumstances could potentially impact the independence of one or more directors (e.g., in connection with a change in employment status).

In determining the independence of a director, the board considers whether a material relationship exists between the Company and each director, and all relevant facts and circumstances, including:

•The nature of any relationships with the Company;
•The significance of the relationship with the Company, the other organization and the individual director;
•Whether or not the relationship is solely a business relationship in the ordinary course of the Company’s and the other organization’s businesses, and does not afford the director any special benefits;
•Any commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships and such other criteria as the board may determine from time to time; and
•If a proposed director serves as an executive officer, director or trustee of a tax exempt organization, whether contributions from the Company, or any of its consolidated subsidiaries, to such tax exempt organization in any of the last three fiscal years are less than the greater of (i) $1 million or (ii) 2% of the consolidated gross revenues of such tax exempt organization for its last completed fiscal year.

Pursuant to our Corporate Governance Guidelines, all members of the Audit Committee must also meet the following requirements:

•Audit Committee members may not receive, directly or indirectly, any consulting, advisory or other compensatory fees from the Company or any of its subsidiaries (other than director fees paid for service on the Audit Committee, the board, or any other committee of the board).
•No member of the Audit Committee may be an “affiliated person” (as defined under applicable SEC rules) of the Company or any of its subsidiaries.

After considering our Corporate Governance Guidelines and the NYSE independence standards, the board has determined that, in its judgment, all of our current directors and director nominees are independent, except for Mr. Suriyakumar, a current director, Chairman of the Board and our Chief Executive Officer, and Ms. Luttrell, a current director and our Corporate Counsel and Corporate Secretary. The Board has also determined that each current member of the Audit Committee satisfies the additional SEC independence requirements applicable to audit committee members, and that each current member of the Compensation Committee satisfies the enhanced independence requirements of the NYSE listing standards.

Director Nomination Process

The Nominating and Corporate Governance Committee is responsible under its charter for recommending to the full board of directors the director nominees for election by our stockholders and for identifying and recommending candidates to fill any vacancies that may occur on the board. The Nominating and Corporate Governance Committee may use a variety of sources to identify candidates, including recommendations from independent directors or members of management, search firms, communications with other persons who may know of suitable candidates to serve on the board and stockholder recommendations.

Evaluations of director candidates who would be new to the board (other than nominees recommended by our stockholders, as described below) include evaluations of the candidate’s background and qualifications by the Nominating and Corporate Governance Committee and deliberations of the Nominating and Corporate Governance Committee and the full board. The Nominating and Corporate Governance Committee then recommends the candidate to the full board, with the full board selecting the candidate to be nominated for election by our stockholders or to be elected by the board to fill a vacancy.

In connection with its recommendations to the board of nominees for election at each annual meeting, the Nominating and Corporate Governance Committee considers the size of the board and the criteria set forth below to recommend nominees who, individually and as a group and collectively with directors who are already serving on the board, the Committee believes comprise the skills, experiences and qualifications the board needs to exercise its oversight function.

Director Qualifications

While the Nominating and Corporate Governance Committee has not established an exhaustive list of specific minimum qualifications for board members, desired personal qualifications and attributes of directors include mature, practical and sound judgment; independence necessary to make an unbiased evaluation of management’s performance and effectively carry out oversight responsibility; experience as a business leader; the ability to comprehend and analyze complex matters; strong personal and professional ethics and integrity; and a spirit of cooperation and collegiality that will enable our directors to interact effectively.

The board believes that each nominee named in this proxy statement possesses the characteristics described above. Our directors possess extensive experience, including leadership experience from various industry sectors, which, collectively, provide an understanding of different business processes, challenges and strategies. The diverse background and experiences of our directors (as described in the biographical information set forth under “Proposal 1 - Election of Directors”) complement one another and provide a solid leadership framework required for the board to exercise its oversight function.

Board Diversity

The Company strives for diversity among its board members, management and employees. We have long embraced inclusion, diversity and equity in our workforce from the top down. Our Chairman and Chief Executive Officer, our President and Chief Operating Officer and our Chief Technology Officer are Southeast Asian, our Chief Financial Officer is Hispanic, and our Corporate Counsel and Corporate Secretary is a woman. Similar racial and gender diversity is represented across our workforce. In keeping with this strategy, the primary goal of board composition is to achieve a diverse and complementary set of backgrounds and experiences that will benefit the strategic direction of the Company. In considering director nominees, the Nominating and Corporate Governance Committee takes into consideration those factors it considers appropriate to address the needs and situation of the Company at the time. While the Nominating and Corporate Governance Committee does not have a formal policy regarding diversity, in practice, the Committee actively seeks candidates that offer diverse points of view about our business. It carefully considers the nominees’ differences in background, experience, gender, and race, education, and overall skill set in order to ensure complementary perspectives and areas of expertise. This approach has provided a current board comprised of both male and female directors with diverse professional experiences, including individuals with expertise in marketing and business development from the information management industry, high-level leadership roles in cloud-based service and technology businesses, as well as long experience in the financial and services sectors. The diverse backgrounds and experiences of our current and nominated directors are described in the biographical information included under “Proposal 1 - Election of Directors.”

Board Leadership Structure and Risk Oversight

Board Leadership Structure

Our board is currently comprised of three independent directors and two employee directors. Mr. Suriyakumar has served as our Chief Executive Officer since 2007 and as chairman of our board of directors since 2008. Ms. Luttrell has served as our Corporate Counsel and Corporate Secretary for almost ten years. We believe that our current board leadership structure is appropriate for the Company because it allows for common, strong leadership, with one individual having primary responsibility for both board-level and operational matters. We believe that this structure eliminates the potential for confusion, promotes efficiency and provides clear leadership, which is appropriate for our company which has widespread domestic and international operations.

Our board has designated Mr. Brooks, one of our independent directors, to serve as lead independent director. The lead independent director chairs regularly-scheduled executive sessions of the independent directors without management present; serves as the primary point of contact between members of management and the board, which facilitates communications and promotes efficiency; and performs such other functions as the independent directors may designate from time to time.

Risk Oversight

Senior management is responsible for assessing and managing the Company’s exposure to risk on a day-to-day basis. Our board is responsible for general oversight of management in its assessment and management of day-to-day risks that affect the Company. The board fulfills its general risk oversight function periodically during board and board committee meetings. To supplement the board’s general risk oversight function, the Audit Committee monitors the Company’s financial statements and regularly reviews the Company’s major financial risk exposures (and the steps management has taken to mitigate such exposures) and the Company’s internal control over financial reporting. The Audit Committee also provides general oversight to the Company’s internal audit and compliance functions. The Compensation Committee monitors the design and implementation of the Company’s executive compensation program, as well as compensation matters relating to certain non-executive employees. The board oversees the Company’s processes to manage risk and the Company’s cybersecurity program. Management is responsible for the development, implementation and maintenance of the Company's risk management processes and cybersecurity program. The board consults with the Company’s Chief Technology Officer regarding ongoing cybersecurity initiatives, and requests such individual, together with senior management, to report to the full board regularly on their assessment of operational, financial and accounting, competitive, reputational, cybersecurity and legal risks to the Company.

Stock Ownership Guidelines

ARC’s Nominating and Corporate Governance Committee maintains minimum stock ownership requirements for the board’s independent directors and all NEOs, which include a five-year window in which such ownership requirements should be met. The ownership threshold for the board’s independent directors is three times their annual cash retainer. The ownership threshold for our CEO is five times his base salary and the threshold for our other NEOs is two times their respective base salaries. Stock ownership for the purpose of the Stock Ownership Guidelines includes shares owned directly or indirectly; restricted shares (excluding restricted shares that remain subject to achievement of performance goals); and excludes stock options.

Clawback Policy

ARC maintains an executive compensation recovery policy pursuant to which the Company will seek to recover or cancel any performance-based compensation paid to an executive officer during the three-year period preceding the date as of which the Company is required to prepare restated financial results, in the event of ARC’s material noncompliance with financial reporting requirements of applicable securities laws, to the extent that such compensation exceeds the amount that would have been paid to the executive officer had it been based on the restated results. The board of directors is authorized to administer this policy consistent with the requirements of Section 10D of the Exchange Act and applicable rules or standards adopted by the SEC and the NYSE or such other national exchange on which ARC’s shares may be listed.

Anti-Hedging Policy

Our insider trading policy prohibits directors, executive officers and certain other designated employees from engaging in speculative transactions in the Company’s securities, such as trades in puts, calls and short sales and the purchase of securities on margin.

Director Attendance at Board and Committee Meetings

In 2022, no board member attended or participated in less than 75% of the aggregate of (i) the total number of board meetings (held during the period that such person served as a director) and (ii) the total number of meetings held by all board committees on which such person served (held during the period that such person served as a committee member). Our Corporate Governance Guidelines provide that it is the responsibility of individual directors to make themselves available to attend Board meetings on a consistent basis.

Board Meetings

Our board of directors held four meetings in 2022. In addition to the four board of directors meetings, all of our directors attended the 2022 annual meeting of stockholders.

Board Committees

Our board has the following committees: Audit Committee; Compensation Committee; and Nominating and Corporate Governance Committee. Committee memberships are currently as follows:

Nominating and Corporate Governance
Audit Committee	Compensation Committee	Committee
Mark W. Mealy	Bradford L. Brooks	Cheryl Cook
(Chairperson)	(Chairperson)	(Chairperson)
Bradford L. Brooks	Cheryl Cook	Bradford L. Brooks
Cheryl Cook	Mark W. Mealy	Mark W. Mealy

Each of our committees is governed by a charter. The charters for our board committees may be found in the Corporate Governance section on our investor relations website, ir.e-arc.com, and are available, at no cost, to any stockholder who requests them by contacting Investor Relations at (925) 949-5100 or by sending a request by mail to 12657 Alcosta Blvd., Suite 200, San Ramon, CA 94583, Attention: David Stickney, Vice President Corporate Communications. The information on our investor relations website is not a part of this proxy statement.

Audit Committee

The functions of our Audit Committee are described in the Audit Committee Charter and include, among other things, the following: (i) reviewing the adequacy of our internal accounting controls; (ii) reviewing the results of the independent registered public accounting firm’s annual audit, including any significant adjustments, management judgments and estimates, new accounting policies and disagreements with management; (iii) reviewing our audited financial statements and discussing the statements with management; (iv) reviewing disclosures by our independent registered public accounting firm concerning relationships with the Company and the performance of our independent registered public accounting firm and annually recommending the independent registered public accounting firm; and (v) preparing such reports or statements as may be required by securities laws. The Audit Committee Charter provides that the Audit Committee shall meet as often as it determines advisable but no less than quarterly.

Our board of directors has determined that all of the members of the Audit Committee meet the requirements for financial literacy that are applicable to audit committee members under the rules and regulations of the SEC and NYSE. Our board of directors also has determined that a majority of the members of our Audit Committee are “audit committee financial experts” as defined by the applicable rules of the SEC and NYSE.

The Audit Committee held five meetings in 2022.

Compensation Committee

The functions of the Compensation Committee are described in the Compensation Committee Charter and include, among other things, evaluating and approving director and officer compensation, benefit and perquisite plans, and compensation policies and programs. The Compensation Committee may form and delegate authority to subcommittees when appropriate. Members of a subcommittee may include directors of the Company, employees of the Company, consultants or any other parties as determined by the Compensation Committee in its sole discretion.

The Compensation Committee held three meetings in 2022.

Nominating and Corporate Governance Committee

The functions of the Nominating and Corporate Governance Committee are described in the Nominating and Corporate Governance Committee Charter and include, among other things, identifying individuals qualified to become members of the board, selecting or recommending to the board the nominees to stand for election as directors or to fill any vacancies that may occur on the board, developing and recommending to the board a set of corporate governance principles, and overseeing the evaluation of the board.

The Nominating and Corporate Governance Committee held three meetings in 2022.

All of the nominees listed under “Proposal 1 – Election of Directors” are directors standing for re-election.

Stockholder Recommendations of Director Nominees

Our stockholders may recommend director nominees, and the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders. We have not received any recommendations from our stockholders requesting that the board or any of its committees consider a nominee for inclusion in the board’s slate of nominees presented in this proxy statement for our 2023 annual meeting. A stockholder wishing to submit a director nominee recommendation for future annual meetings of stockholders must comply with the applicable provisions of our Second Amended and Restated Bylaws, as described in the section of this proxy statement entitled “Stockholder Proposals for the 2024 Annual Meeting.” Nominees recommended by stockholders will be evaluated in the same manner as nominees recommended by the board and the Nominating and Corporate Governance Committee will consider all relevant qualifications, as well as the needs of the Company, in order to comply with applicable NYSE and SEC rules.

Stockholder Communications with Directors

Stockholders seeking to communicate with the board should send correspondence to the attention of our Corporate Secretary at ARC Document Solutions, Inc., 12657 Alcosta Blvd., Suite 200, San Ramon, CA 94583. The Corporate Secretary will forward all such communications (excluding routine advertisements and business solicitations and other communications described below) to each member of the board, or if applicable, to the individual director(s) named in the correspondence.

ARC reserves the right to screen materials sent to its directors for potential security risks and/or harassment purposes, and ARC also reserves the right to verify ownership status before forwarding stockholder communications to the board and/or individual directors.

The Corporate Secretary will determine the appropriate timing for forwarding stockholder communications to the directors. The Corporate Secretary will consider each communication to determine whether it should be forwarded promptly or compiled and sent with other communications and other board materials in advance of the next scheduled board meeting.

If a stockholder or other interested person seeks to communicate exclusively with the non-employee directors, such communication should be sent directly to the Corporate Secretary who will forward any such communication directly to the Chairman of the Nominating and Corporate Governance Committee. The Corporate Secretary will first consult with and receive the approval of the Chairman of the Nominating and Corporate Governance Committee before disclosing or otherwise discussing the communication with members of management or directors who are members of management.

DIRECTOR COMPENSATION

Cash Compensation

We pay an annual cash fee of $65,000 to each of our non-employee directors, payable quarterly. In addition, non-employee directors receive $5,000 cash per year for duties as chairperson of any board committee.

Equity Compensation

In addition to cash fees, we grant each non-employee director a restricted stock award under our current stock incentive plan for that number of shares of our common stock having an aggregate grant date value equal to $60,000, based on the closing price of our common stock on the NYSE on the date of grant. These restricted stock awards are intended to compensate non-employee directors for their service over the coming year. Each restricted stock award granted to our non-employee directors during each fiscal year vests 100% on the one-year anniversary of the grant date.

Reimbursements

We reimburse our employee and non-employee directors for reasonable travel expenses relating to attendance at board meetings and participation in director continuing education.

The following table summarizes compensation earned by our non-employee directors during fiscal year 2022. Mr. Suriyakumar, Chairman of the Board and our Chief Executive Officer, does not receive compensation for serving on our board of directors. Similarly, Ms. Luttrell, our Corporate Counsel and Corporate Secretary, does not receive compensation for her service on our board.

Director Compensation
For Fiscal Year Ended December 31, 2022

	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total(3)
Director	($)	($)	($)	($)	($)	($)
Bradford L. Brooks (4)	$70,000(5)	$60,000	—	—	—	$130,000
Cheryl Cook	$70,000(6)	$60,000	—	—	—	$130,000
Mark W. Mealy	$70,000(7)	$60,000	—	—	—	$130,000
_______________
(1)Reflects individual awards of 15,707 restricted shares of our common stock granted under our 2021 Incentive Plan to each non-employee director, which were outstanding as of December 31, 2022. One hundred percent of the shares subject to restricted stock awards granted in 2022 vest on the one-year anniversary of the grant date.
(2)The amounts shown in this column reflect the fair value at the time of grant in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 718, Share-Based Payment. For a description of the assumptions and methodologies used to calculate the amounts in the table, see Note 2 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
(3)The amount of total compensation does not include amounts paid as reimbursement for reasonable travel expenses to attend board meetings and to participate in director continuing education.
(4)As of December 31, 2022, an option to acquire 20,350 shares of our common stock was outstanding.
(5)Includes cash compensation of $5,000 for serving as Chairperson of the Compensation Committee for 2022.
(6)Includes cash compensation of $5,000 for serving as Chairperson of the Nominating and Corporate Governance Committee for 2022.
(7)Includes cash compensation of $5,000 for serving as Chairperson of the Audit Committee for 2022.

EXECUTIVE OFFICERS

Our executive officers are appointed by our board of directors and serve at the discretion of our board of directors. The names, ages and positions of all of our executive officers as of March 1, 2023 are listed below:

Executive	Age	Position
Kumarakulasingam Suriyakumar	69	Chairman and Chief Executive Officer
Dilantha Wijesuriya	61	Chief Operating Officer and President
Rahul K. Roy	63	Chief Technology Officer
Jorge Avalos	47	Chief Financial Officer

The following is a brief description of the business experience of each of our executive officers and their other affiliations. Biographical information for Mr. Suriyakumar is provided above under “Proposal 1 – Election of Directors.”

Dilantha “Dilo” Wijesuriya joined Ford Graphics, a former division of the Company, in January 1991. He subsequently became president of that division in 2001, and became a Company regional operations head in 2004, a position he retained until his appointment as the Company’s Senior Vice President, National Operations in August 2008. Mr. Wijesuriya was appointed Chief Operating Officer in 2011 and President in June 2022. Prior to his employment with the

Company, Mr. Wijesuriya was a divisional manager with Aitken Spence & Co. LTD, a highly diversified conglomerate and one of the five largest corporations in Sri Lanka.

Rahul K. Roy joined ARC Document Solutions as its Chief Technology Officer in September 2000. Prior to joining the Company, Mr. Roy was the founder, President and Chief Executive Officer of MirrorPlus Technologies, Inc., which developed software for the reprographics industry, from August 1993 until it was acquired by the Company in 1999. Mr. Roy also served as the Chief Operating Officer of InPrint, a provider of printing, software, duplication, packaging, assembly, and distribution services to technology companies, from 1993 until it was acquired by the Company in 1999.

Jorge Avalos was appointed Chief Financial Officer of ARC Document Solutions in January of 2015. From 2011 to his appointment as CFO, Mr. Avalos was Chief Accounting Officer and Vice President Finance of ARC. Mr. Avalos joined the Company in June 2006 as the Company’s Director of Finance and became the Company’s Corporate Controller in December 2006, and Vice President, Corporate Controller in December of 2010. Prior to joining the company, Mr. Avalos was employed with Vendare Media Group, an online network and social media company, as its controller. From September 1998 through March 2005, Mr. Avalos was employed in a variety of audit and management roles with PricewaterhouseCoopers LLP.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2022. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the board. Management of the Company has the primary responsibility for the Company’s financial reporting process, including the system of internal controls over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements.

In performing its responsibilities, the Audit Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements in ARC’s Annual Report on Form 10-K for the year ended December 31, 2022. The Audit Committee has also discussed with the independent auditors matters required to be discussed by standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee received written disclosures and the letter from the independent auditors pursuant to the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and the Audit Committee discussed with the auditors their independence.

Based on the review and discussions described above, the Audit Committee has recommended to the board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

Mark W. Mealy, Chairperson
Bradford L. Brooks
Cheryl Cook

BENEFICIAL OWNERSHIP OF VOTING SECURITIES

The following table sets forth information, as of March 1, 2023, regarding the beneficial ownership of our common stock by:

•each person who is known to us to own beneficially more than 5% of our common stock;
•each of our directors and each of our executive officers named in the Summary Compensation Table; and
•all directors, nominees and executive officers as a group.

The table includes all shares of common stock issuable within 60 days of March 1, 2023, upon the exercise of options or other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. The applicable percentage of ownership for each stockholder is based on 43,321,506 shares of common stock outstanding as of March 1, 2023. Shares of common stock issuable upon exercise of options and other rights beneficially owned, to the extent exercisable or that may otherwise vest within sixty days of March 1, 2023, were deemed outstanding for the purpose of computing the percentage ownership of the person holding these options and other rights, but were not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information on beneficial ownership in the table and footnotes below is based upon our records, the most recently-filed Schedules 13D or 13G and information supplied to us. To our knowledge, except under applicable community property laws or as otherwise indicated in the footnotes to this table, beneficial ownership is direct and the persons named in the table below have sole voting and sole investment control regarding all shares beneficially owned.

		Shares Beneficially Owned
Name and Address* of Beneficial Owner	Title of Class	Number	Percent
More than 5% Stockholders:
Renaissance Technologies LLC(1) 800 Third Avenue New York, NY 10022	Common stock	2,794,196	6.45%
Directors and Executive Officers:
Kumarakulasingam Suriyakumar(2)(3)(4)	Common stock	4,567,482	10.54%
Bradford L. Brooks(5)(6)	Common stock	171,081	**
Cheryl Cook(5)	Common stock	117,867	**
Tracey Luttrell(7)	Common stock	88,522	**
Mark W. Mealy(5)	Common stock	335,653	**
Rahul K. Roy(8)	Common stock	651,572	1.50%
Dilantha Wijesuriya(9)	Common stock	1,634,138	3.77%
Jorge Avalos(10)	Common stock	572,815	1.32%
All directors and executive officers as a group (eight persons)	Common stock	8,139,130	18.79%

*	Except as otherwise noted, the address of each person listed in the table is c/o ARC Document Solutions, Inc., 12657 Alcosta Blvd., Suite 200, San Ramon, CA 94583.
**	Less than one percent of the outstanding shares of common stock.
_______________
(1)This information is derived from a Schedule 13G filed by Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation (together, “Renaissance”) on February 13, 2023. Renaissance has sole voting power over 2,668,616 shares, shared voting power over zero shares, sole dispositive power over 2,794,196 shares and shared dispositive power over zero shares.
(2)Includes 166,667 shares of unvested restricted stock and 83,333 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 1, 2023.

(3)Includes 1,732,171 shares held by the Suriyakumar Family Trust. Mr. Suriyakumar and his spouse, as trustees of the Suriyakumar Family Trust, share voting and investment power over these shares.
(4)Includes 500,000 shares held by the Shiyulli Suriyakumar 2013 Irrevocable Trust, Shiyulli Suriyakumar, Trustee. Also includes 500,000 shares held by the Seiyonne Suriyakumar 2013 Irrevocable Trust, Seiyonne Suriyakumar Trustee. Mr. Suriyakumar and his spouse could be deemed to have beneficial ownership of these shares but they disclaim beneficial ownership except to the extent of their pecuniary interest therein.
(5)Includes 15,707 shares of unvested restricted stock.
(6)Includes 20,350 shares issuable upon exercise of an outstanding stock option within 60 days of March 1, 2023.
(7)Includes 73,333 shares issuable upon exercise of outstanding stock options within 60 days of March 1, 2023.
(8)Includes 191,668 shares of unvested restricted stock and 214,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 1, 2023.
(9)Includes 191,668 shares of unvested restricted stock, 852,081 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 1, 2023, and 328,450 shares held by the Wijesuriya Family Trust. Mr. Wijesuriya and his spouse, as trustees of the Wijesuriya Family Trust, share voting and investment power over the shares held by the trust.
(10)Includes 191,668 shares of unvested restricted stock and 103,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 1, 2023.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2022 regarding all equity compensation plans previously approved by our security holders and all equity compensation plans not previously approved by our security holders.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders
● 2005 Stock Plan	761,966(1)	$2.98	—
● 2005 Employee Stock Purchase Plan	—	—	306,128
● 2014 Stock Incentive Plan(2)	3,448,481(3)	$3.65	—
● 2021 Incentive Plan	1,758,291(4)	$3.05	1,366,988(5)
Equity compensation plans not approved by stockholders	—	—	—
Total	5,968,738		1,673,116
_______________
(1)Represents outstanding options to acquire shares of common stock granted under our 2005 Stock Plan.
(2)Includes shares from the Company’s 2005 Stock Plan subject to issuance under the 2014 Stock Incentive Plan, as amended (the "2014 Plan"), as described in Section 5 of the 2014 Plan.
(3)Represents outstanding options to acquire shares of common stock granted under our 2014 Plan.
(4)Represents outstanding options to acquire shares of common stock granted under our 2021 Incentive Plan ("2021 Plan").
(5)As of December 31, 2022, 1,366,988 shares were available for issuance under the 2021 Plan, and as of March 14, 2023, after certain grants were awarded in the first quarter of 2023, 205,727 shares were available for issuance under the 2021 Plan.

EXECUTIVE COMPENSATION

Our Compensation Committee has designed and implemented a program for our executives that provides a market competitive, performance-based compensation structure consisting of base salary, annual non-equity incentive plans based on pre-established metrics and simple formulas, as well as long-term equity awards. In 2022, ARC received an 88% favorable advisory, non-binding vote by stockholders regarding executive compensation, commonly known as “say on pay.”

The Compensation Committee annually reviews a market analysis of executive compensation plans of peer companies in similar industries and with similar financial metrics, such as revenue and market capitalization. The methodology of the analysis is periodically reviewed by a third-party compensation consultant to ensure its integrity. In February 2023, after its review of the peer-company market analysis and public-company peers, the Compensation Committee determined the plan-based total compensation of our CEO and our other NEOs relative to the median of its peer group as follows:

Executive or Group	Peer Group Median Compensation*	ARC Compensation*	Percentage of Peer Group Median
All NEOs	$7,988,590	$5,869,266	73%
CEO	$2,759,596	$1,898,701	69%
* For purposes of comparative analysis, compensation figures for peer group and ARC NEOs include a three-year average of equity-based incentives.

The 2022 pre-determined, quantitative targets for non-equity incentive compensation (annual cash bonuses) for Messrs. Suriyakumar, Wijesuriya and Avalos are based on the Company’s revenue, adjusted earnings per share, and cash flow from operations, the latter of which is most heavily weighted. Mr. Roy’s pre-determined, quantitative targets for non-equity incentive compensation are based on revenue,earnings per share, and a third target based on the achievement of certain technology-based objectives, the latter of which is most heavily weighted. Certain thresholds were required to be met for each quantitative target before any NEO was deemed to be eligible to receive an award for said target. At no point during 2022, or following December 31, 2022, were the pre-determined quantitative targets for 2022 for any of our NEOs changed or reset.

In February 2023, the Compensation Committee determined that Messrs. Suriyakumar, Wijesuriya and Avalos were eligible to receive their annual bonuses based on the achievement of their pre-determined 2022 revenue, adjusted earnings per share, and cash flow from operations thresholds. The Compensation Committee also determined that Mr. Roy was eligible to receive a portion of his annual bonus based on the achievement of his pre-determined revenue, adjusted earnings per share threshold, and his technology-based objectives. Further, an additional threshold for new business growth was not met and reduced the total bonus amounts otherwise payable by 10 percent to all NEOs, including the CEO. These bonus awards continue to demonstrate the Company’s pay-for-performance philosophy.

We are generally entitled to a U.S. federal income tax deduction with respect to compensation income paid to our service providers, subject to limitation under Section 162(m) of the Internal Revenue Code of 1986, as amended, with respect to compensation in excess of $1 million paid in any one year to each of certain of the company’s current and former executive officers. While the Compensation Committee generally considers the tax implications to us of its executive compensation decisions, it was not a material consideration in the compensation awarded to our named executive officers in 2022.

Consistent with the SEC’s recent amendments to the SRC definition, as defined under applicable SEC rules, ARC is taking advantage of its ability to condense disclosures in our SEC filings, including reduced executive compensation disclosures as set forth below.

2022 Summary Compensation Table

Name and		Salary	Bonus(2)	Stock Awards	Option Awards(3)	Non-Equity Incentive Plan Compensation	All Other Compensation (4)	Total
Principal Position (1)	Year	($)	($)	($)	($)	($)	($)	($)
Kumarakulasingam	2022	$800,000	—	—	$240,604(10)	$846,000(17)	$24,696	$1,911,300
Suriyakumar	2021	$800,000(5)	$250,000	$517,500(6)	—	$468,000(18)	$25,279	$2,060,779(20)
Chief Executive	2020	$800,000(5)	—	—	—	$594,000(19)	$24,540	$1,418,540(21)
Officer

Jorge Avalos	2022	$420,000	—	$110,950(7)	$433,798(11)(12)	$355,320(17)	$37,883	$1,357,951
Chief Financial	2021	$420,000(5)	$150,000	$414,000(8)	—	$196,560(18)	$39,001	$1,219,561(20)
Officer	2020	$414,110(5)	—	$126,000(9)	—	$249,480(19)	$37,867	$827,457(21)

Rahul K. Roy	2022	$675,000	—	$110,950(7)	$158,799(11)	$558,900(17)	$24,796	$1,528,445
Chief Technology	2021	$675,000(5)	—	$414,000(8)	$128,575(13)	$528,525(18)	$34,837	$1,780,937(20)
Officer	2020	$675,000(5)	—	$126,000(9)	—	$279,450(19)	$33,421	$1,113,871(21)

Dilantha Wijesuriya	2022	$470,000	—	$110,950(7)	$258,799(11)(14)	$497,025(17)	$37,883	$1,374,657
President and Chief Operating Officer	2021	$470,000(5)	$150,000	$414,000(8)	$100,000(15)	$274,950(18)	$39,001	$1,447,951(20)
	2020	$470,000(5)	—	$126,000(9)	$100,000(16)	$348,975(19)	$37,867	$1,082,842(21)

_______________
(1)In addition to our principal executive officer and our principal financial officer, our other NEOs (as defined in Rule 3b-7 of the Exchange Act) in 2022 were our Chief Technology Officer, Mr. Roy, and our Chief Operating Officer and President, Mr. Wijesuriya.
(2)In addition to plan-based non-equity incentive compensation, discretionary bonuses were awarded to Messrs. Suriyakumar, Wijesuriya and Avalos due to the Company's execution of its strategic goals and the accelerated recovery of its financial performance in 2021.
(3)The amounts shown in this column reflect the fair value at the time of grant by the Company to the NEO in accordance with FASB ASC 718. For a discussion of the assumptions used in these calculations, see Note 2 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(4)The amounts in this column are set forth in the table below:

		Health, Life and Disability Insurance Premiums	401(k) Company Match	Total
Executive	Year	($)	($)	($)
Kumarakulasingam Suriyakumar	2022	$24,696	—	$24,696
	2021	$25,279	—	$25,279
	2020	$24,540	—	$24,540
Jorge Avalos	2022	$35,443	$2,440	$37,883
	2021	$36,681	$2,320	$39,001
	2020	$35,587	$2,280	$37,867
Rahul K. Roy	2022	$24,796	—	$24,796
	2021	$34,442	$395	$34,837
	2020	$33,421	—	$33,421
Dilantha Wijesuriya	2022	$35,443	$2,440	$37,883
	2021	$36,681	$2,320	$39,001
	2020	$35,587	$2,280	$37,867

(5) Reflects base salary amount pursuant to the terms of the NEO's employment contract. In consideration of the effects of the COVID-19 pandemic on the Company and its employees, each NEO volunteered to reduce his respective cash base salary. Actual reduced base salary amounts in 2021 were as follows: Mr. Suriyakumar ($590,769), Mr. Avalos ($380,423), Mr. Roy ($620,481) and Mr. Wijesuriya ($425,712). Actual reduced base salary amounts in 2020 were as follows: Mr. Suriyakumar ($570,000), Mr. Avalos ($337,212), Mr. Roy ($554,928) and Mr. Wijesuriya ($386,394).
(6)On May 11, 2021, Mr. Suriyakumar was granted 250,000 restricted shares of our common stock under our 2021 Plan.
(7)On February 9, 2022, each of Messrs. Avalos, Roy and Wijesuriya was granted 35,000 restricted shares of our common stock under our 2021 Plan.
(8)On May 11, 2021, each of Messrs. Avalos, Roy and Wijesuriya was granted 200,000 restricted shares of our common stock under our 2021 Plan.
(9)On February 10, 2021, each of Messrs. Avalos, Roy and Wijesuriya agreed to voluntarily surrender 100,000 shares of restricted common stock (“Award Shares”) granted to each of them on February 13, 2020 (the “Award Date”), after the Company subsequently determined that there was an insufficient number of shares available for awards of restricted shares and restricted stock units under the 2014 Plan to validly issue the Award Shares on the Award Date.
(10)On February 9, 2022, Mr. Suriyakumar was granted an option to acquire 250,000 shares of our common stock under our 2021 Plan.
(11)Includes an option granted on February 9, 2022 to acquire 165,000 shares under our 2021 Plan.
(12)Includes an option granted on June 29, 2022 to acquire 280,826 shares under our 2021 Plan.
(13)On May 11, 2021, Mr. Roy was granted an option to acquire 100,000 shares of our common stock under our 2021 Plan.
(14)Includes an option granted on February 9, 2022 to acquire 86,465 shares under our 2021 Plan.
(15)On February 10, 2021, Mr. Wijesuriya was granted an option to acquire 90,118 shares of our common stock under our 2014 Plan.
(16)On February 13, 2020, Mr. Wijesuriya was granted an option to acquire 207,528 shares of our common stock under our 2014 Plan.
(17)Payment of bonus based on his performance against his pre-determined quantitative performance objectives and also, in the case of Mr. Roy, his pre-determined individual performance objectives in 2022.
(18)Payment of bonus based on his performance against his pre-determined quantitative performance objectives and also, in the case of Mr. Roy, his pre-determined individual performance objectives in 2021.
(19)Payment of bonus based on his performance against his pre-determined quantitative performance objectives and also, in the case of Mr. Roy, his pre-determined individual performance objectives in 2020.
(20)Taking into account voluntary cash base salary reductions (as described in footnote five), actual total compensation paid to each NEO in 2021 was as follows: Mr. Suriyakumar ($1,851,548), Mr. Avalos ($1,179,984), Mr. Roy ($1,726,418) and Mr. Wijesuriya ($1,403,663).

(21)Taking into account voluntary cash base salary reductions and voluntary surrender of restricted stock grants (as described in footnotes five and nine respectively), actual total compensation paid to each NEO in 2020 was as follows: Mr. Suriyakumar ($1,188,540), Mr. Avalos ($624,559). Mr. Roy ($867,799) and Mr. Wijesuriya ($873,236).

Outstanding Equity Awards at Fiscal 2022 Year-End

The following table provides information as of December 31, 2022 regarding outstanding equity awards held by the NEOs listed in the Summary Compensation Table.

	Option Awards					Stock Awards
Executive	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested($)(1)
Kumarakulasingam	—	250,000(2)	—	$3.21	2/9/2032	166,667(3)	$488,334
Suriyakumar

Jorge Avalos	35,000	—	—	$2.70	3/8/2023	133,334(4)	$390,669
	15,000	—	—	$6.16	6/2/2024	35,000(5)	$102,550
	33,000	—	—	$8.89	3/19/2025	—	—
	—	165,000(6)	—	$3.21	2/9/2032	—	—
	—	280,826(7)	—	$2.64	6/29/2032	—	—
Rahul K. Roy	250,000	—	—	$2.70	3/8/2023	133,334(4)	$390,669
	100,000	—	—	$6.16	6/2/2024	35,000(5)	$102,550
	34,000	—	—	$8.89	3/19/2025	—	—
	25,000	75,000(8)	—	$2.07	5/11/2031	—	—
	—	165,000(6)	—	$3.21	2/9/2032	—	—
Dilantha	60,000	—	—	$2.70	3/8/2023	133,334(4)	$390,669
Wijesuriya	47,630	—	—	$7.19	2/13/2024	35,000(5)	$102,550
	25,000	—	—	$6.16	6/2/2024	—	—
	40,283	—	—	$9.09	2/11/2025	—	—
	46,000	—	—	$8.89	3/19/2025	—	—
	98,938	—	—	$3.65	2/18/2026	—	—
	76,347	—	—	$4.75	2/15/2027	—	—
	165,011	—	—	$2.21	2/22/2028	—	—
	56,663	18,888(9)	—	$2.42	2/13/2029	—	—
	103,764	103,764(10)	—	$1.26	2/13/2030	—	—
	22,529	67,589(11)	—	$2.25	2/10/2031	—	—
	—	165,000(6)	—	$3.21	2/9/2032	—	—
	—	86,465(12)	—	$3.21	2/9/2032	—	—

(1)The market value of shares that have not vested is based on the closing stock price as of December 31, 2022, which was $2.93.
(2)On February 9, 2022, Mr. Suriyakumar was granted an option to acquire 250,000 shares of our common stock under our 2021 Plan. The stock option vests at a rate of 33.3% on each of the first three anniversaries of the grant date.

(3)On May 11, 2021, Mr. Suriyakumar was granted 250,000 restricted shares of our common stock under our 2021 Plan. The shares vest at a rate of 33.3% on each of the first three anniversaries of the grant date.
(4)On May 11, 2021, each of Messrs. Avalos, Roy and Wijesuriya was granted 200,000 restricted shares of our common stock under our 2021 Plan. The shares vest at a rate of 33.3% on each of the first three anniversaries of the grant date.
(5)On February 9, 2022, each of Messrs. Avalos, Roy and Wijesuriya was granted 35,000 restricted shares of our common stock under our 2021 Plan. The shares vest at a rate of 33.3% on each of the first three anniversaries of the grant date.
(6)On February 9, 2022, each of Messrs. Avalos, Roy and Wijesuriya was granted an option to acquire 165,000 shares under our 2021 Plan. Each stock option vests at a rate of 33.3% on each of the first three anniversaries of the grant date.
(7)On June 29, 2022, Mr. Avalos was granted an option to acquire 280,826 shares under our 2021 Plan. The stock option vests 100% on the fourth anniversary of the grant date.
(8)On May 11, 2021, Mr. Roy was granted an option to acquire 100,000 shares under our 2021 Plan. The stock option vests 25% on each of the first four anniversaries of the grant date.
(9)On February 13, 2019, Mr. Wijesuriya was granted an option to acquire 75,551 shares that vests 25% on each of the first four anniversaries of the grant date.
(10)On February 13, 2020, Mr. Wijesuriya was granted an option to acquire 207,528 shares that vests 25% on each of the first four anniversaries of the grant date.
(11)On February 10, 2021, Mr. Wijesuriya was granted an option to acquire 90,118 shares that vests 25% on each of the first four anniversaries of the grant date.
(12)On February 9, 2022, Mr. Wijesuriya was granted an option to acquire 86,465 shares under our 2021 Plan. The stock option vests 25% on each of the first four anniversaries of the grant date.

Potential Payments Upon Termination or Change of Control

Our employment agreements with our NEOs require us to provide compensation and other benefits to our NEOs if their employment terminates or they resign under specified circumstances. The following is a summary of the potential payments upon termination of employment pursuant to the employment agreements with our NEOs in effect as of December 31, 2022. The amounts specified below assume that employment terminated on December 31, 2022, and the calculations of the value of equity awards reflect the closing price of our common stock on the NYSE on December 31, 2022.

The severance payments and benefits described below are only payable if the NEO executes and delivers to us an agreement releasing us and our related parties for all claims and liabilities that the NEO may have against us and our related parties.

Under each of our employment agreements with Messrs. Suriyakumar, Avalos, Roy and Wijesuriya:

•“Cause” means a willful refusal to perform the duties set forth in the agreement or as delegated to him, gross negligence, self-dealing or willful misconduct injurious to the Company, fraud or misappropriation of our business and assets, habitual insobriety or use of illegal drugs, criminal activity involving moral turpitude, indictment or trial for a felony or misdemeanor involving moral turpitude, any felony conviction or guilty plea that harms the reputation or business of the Company, or material breach of the employment agreement or any material policy of the Company.
•“Good Reason” means a material change in his respective title, duties and responsibilities set forth in the employment agreement, without his written consent, a reduction in his compensation, without his written consent, a material breach by the Company of any other material terms of the employment agreement, or a Change of Control, as a result of which he is not offered the same or comparable position in the surviving company, or within 12 months after accepting such position, he is terminated without Cause, or he terminates his employment for Good Reason, as provided in the employment agreement. A change in the officer to whom the executive reports, without his consent, also constitutes Good Reason under the employment agreements with Messrs. Avalos, Roy, and Wijesuriya.
•“Change of Control” means: (a) our being merged with any other corporation, as a result of which we are not the surviving company or our shares are not exchanged for or converted into more than 50% of the voting securities of the merged company; (b) our sale or transfer of all or substantially all of our assets; or (c) any third party becoming the beneficial owner in one transaction or a series of transactions within 12 months, of at least 50% of our voting securities.

Kumarakulasingam Suriyakumar If Mr. Suriyakumar is terminated without Cause or his employment terminates for Good Reason, he is entitled to receive: (a) his base salary for twenty-four months following the effective date of termination; (b) earned but unpaid incentive bonus; (c) continued payment of premiums for him and his eligible dependents to remain covered by our group medical insurance programs, until the earlier of (i) medical insurance coverage being available through another employer, (ii) termination of eligibility for his children under our policies and applicable laws, or (iii) qualification of him and his spouse, in each instance, for Medicare coverage; (d) continued payment of employer-paid benefits, including without limitation, the lease of automobiles, for twenty-four months following the effective date of termination, provided that the annual cost to the Company shall not exceed $10,000; and (e) immediate vesting of any unvested stock options, restricted stock or similar rights granted to him as of the effective date of termination. As of December 31, 2022, payment of all the foregoing in connection with termination of Mr. Suriyakumar’s employment without Cause or for Good Reason would have totaled approximately $2,934,334. Accelerated vesting of Mr. Suriyakumar’s outstanding unvested stock options would have resulted in vesting of 250,000 shares of common stock subject to unvested options as of December 31, 2022, but would not have resulted in any additional compensation. Accelerated vesting of Mr. Suriyakumar’s unvested restricted stock would have resulted in vesting of 166,667 shares of unvested restricted common stock outstanding as of December 31, 2022, with an aggregate market value of approximately $488,334. In the case of both stock options and restricted stock, the aggregate market value is based on the closing price on the NYSE on December 31, 2022.

Rahul K. Roy If Mr. Roy is terminated without Cause or his employment terminates for Good Reason, he is entitled to receive: (a) his base salary for 12 months following the effective date of the termination; (b) earned but unpaid incentive bonus; (c) continued payment of premiums for him and his eligible dependents to remain covered by our group medical insurance programs for the period in which he is entitled to continue to receive his base salary; and (d) immediate vesting of all unvested stock options, restricted stock or similar rights granted to him as of the effective date of termination. As of December 31, 2022, payment of all the foregoing in connection with termination of Mr. Roy’s employment without Cause or for Good Reason would have totaled approximately $1,816,415. Accelerated vesting of Mr. Roy’s outstanding unvested stock options would have resulted in vesting of 240,000 shares of common stock subject to unvested options as of December 31, 2022, with a fair market value of $64,500. Accelerated vesting of Mr. Roy’s unvested restricted stock would have resulted in vesting of 168,334 shares of unvested restricted common stock outstanding as of December 31, 2022, with an aggregate market value of approximately $493,219. In the case of both stock options and restricted stock, the aggregate market value is based on the closing price on the NYSE on December 31, 2022.

Dilantha Wijesuriya If Mr. Wijesuriya is terminated without Cause or his employment terminates for Good Reason, he is entitled to receive: (a) his base salary for twelve months following the effective date of termination; (b) earned but unpaid incentive bonus; (c) continued payment of premiums for Mr. Wijesuriya and his eligible dependents to remain covered by our group medical insurance programs for twelve months following the effective date of termination; and (d) immediate vesting of all unvested stock options, restricted stock or similar rights granted to him as of the effective date of termination. As of December 31, 2022, payment of all of the foregoing in connection with termination of Mr. Wijesuriya’s employment without Cause or for Good Reason would have totaled approximately $1,724,566. Accelerated vesting of Mr. Wijesuriya’s outstanding unvested stock options would have resulted in vesting of 441,706 shares of common stock subject to unvested options as of December 31, 2022, with a fair market value of $228,879. Accelerated vesting of Mr. Wijesuriya’s unvested restricted stock would have resulted in vesting of 168,334 shares of unvested restricted common stock outstanding as of December 31, 2022, with an aggregate market value of approximately $493,219. In the case of both stock options and restricted stock, the aggregate market value is based on the closing price on the NYSE on December 31, 2022.

Jorge Avalos If Mr. Avalos is terminated without Cause or his employment terminates for Good Reason, he is entitled to receive: (a) his base salary for twelve months following the effective date of termination; (b) earned but unpaid incentive bonus; (c) continued payment of premiums for Mr. Avalos and his eligible dependents to remain covered by our group medical insurance programs for twelve months following the effective date of termination; and (d) immediate vesting of all unvested stock options, restricted stock or similar rights granted to him as of the effective date of termination. As of December 31, 2022, payment of all of the foregoing in connection with termination of Mr. Avalos’ employment without Cause or for Good Reason would have totaled approximately $1,385,421. Accelerated vesting of Mr. Avalos’ outstanding unvested stock options would have resulted in vesting of 445,826 shares of common stock subject to unvested options as of December 31, 2022, with a fair market value of $81,440. Accelerated vesting of Mr. Avalos’ outstanding unvested restricted stock would have resulted in vesting of 168,334 shares of unvested restricted common stock as of December 31, 2022, with an aggregate market value of approximately $493,219. In the case of both stock options and restricted stock, the aggregate market value is based on the closing price on the NYSE on December 31, 2022.

PAY VS. PERFORMANCE COMPARISON

As discussed in the Executive Compensation section above, our Compensation Committee has designed and implemented a program for our executives that provides a market competitive, performance-based compensation structure. In 2022, ARC received an 88% favorable advisory, non-binding vote by stockholders regarding executive compensation. The following table sets forth additional compensation information for our NEOs, calculated in accordance with SEC regulations, for fiscal years 2022 and 2021.

Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2)(5) ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(2)(5)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(4)	Net Income ($)	Cash Flow from Operations ($)
2022	$1,911,300	$1,781,029	$1,420,351	$1,257,108	$216.22	$11,094,212	$37,226,544
2021	$2,060,779	$2,616,280	$1,482,816	$1,848,416	$241.22	$9,142,658	$35,775,360

(1)The principal executive officer (PEO) in both 2022 and 2021 was Kumarakulasingam Suriyakumar, our Chief Executive Officer (CEO).
(2)We do not have pensions; therefore, an adjustment to the Summary Compensation Table ("SCT") totals related to pension value for any of the years reflected in this table is not needed.
(3)The non-PEO named executive officers ("NEOs") consisted of Jorge Avalos, Chief Financial Officer; Dilantha Wijesuriya, President and Chief Operating Officer; and Rahul K. Roy, Chief Technology Officer.
(4)Total shareholder return assumes that $100 was invested on December 31, 2020 in our Company and that dividends were reinvested when and as paid.
(5) The following tables set forth the adjustments made during each year represented in the PVP Table to arrive at compensation “actually paid” during each of the years in question.

Adjustments to Determine Compensation “Actually Paid” for PEO	2022 ($)	2021 ($)
Deduction for amounts reported under the “Stock Awards” column in the SCT	—	$(517,500)
Deduction for amounts reported under the “Option Awards” column in the SCT	$(240,604)	—
Increase for fair value of awards granted during year that remain unvested as of year-end(i)	$245,000	$875,000
Increase for fair value of awards granted during year that vest during year	—	—
Increase/deduction for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end(ii)	$(95,000)	$101,000
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted prior to year that vested during year(iii)	$(39,667)	$97,001
Deduction of fair value at end of prior year of awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during such year	—	—
Increase based upon incremental fair value of awards modified during year	—	—
Increase based on dividends or other earnings paid during year prior to vesting date of award	—	—
Total Adjustment	$(130,271)	$555,501

Adjustments to Determine Compensation “Actually Paid” for Non-PEO Named Executive Officers	2022 ($)	2021 ($)
Deduction for amounts reported under the “Stock Awards” column in the SCT	$(110,950)	$(414,000)
Deduction for amounts reported under the “Option Awards” column in the SCT	$(283,798)	$(76,192)
Increase for fair value of awards granted during year that remain unvested as of year-end(i)	$390,784	$794,158
Increase for fair value of awards granted during year that vest during year	—	—
Increase/deduction for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end(ii)	$(109,905)	$141,372
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted prior to year that vested during year(iii)	$(49,374)	$68,262
Deduction of fair value at end of prior year of awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during such year(iv)	—	$(148,000)
Increase based upon incremental fair value of awards modified during year	—	—
Increase based on dividends or other earnings paid during year prior to vesting date of award	—	—
Total Adjustment	$(163,243)	$365,600
(i)Valued at the FY end.
(ii)Valued as of the end of the prior FY and as of the end of the current FY.
(iii)Valued as of the end of the prior FY and as of the vesting date.
(iv)Valued as of the end of the prior FY. On February 13, 2020 (the "Award Date"), each of the non-PEOs were granted 100,000 restricted stock shares of our common stock under our 2014 Plan, with a vesting schedule of 33.3% on each of the first three anniversaries of the grant date ("the Award Shares"). On February 10, 2021, each of the non-PEOs agreed to voluntarily surrender the Award Shares granted to each of them on the Award Date, after the Company subsequently determined that there was an insufficient number of shares available for awards of restricted shares and restricted stock units under the 2014 Plan to validly issue the Award Shares on the Award Date.

Pay-for-Performance Alignment

The most important financial performance measure used by our Compensation Committee to link the “compensation actually paid” ("CAP") to our CEO and other NEOs in 2022 is cash flow from operations. While revenue and earnings per share also play a material role in the evaluation of our NEOs performance, the generation of cash has been the driving factor behind the Company’s ability to execute on its transformation strategy, to reduce its debt, and to return shareholder value through its dividend program. The charts below reflect the relationship between ARC’s CAP and its TSR, net income, and cash flow from operations.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain of our directors, executive officers, 5% beneficial owners and their affiliates have engaged in transactions with us in the ordinary course of business. The following is a description of such transactions during our fiscal year ended December 31, 2022, and the Company’s policies and procedures applicable to such transactions.

Policies and Procedures Regarding Related Transactions

Our written Related Party Transactions Policy provides that we will only enter into or ratify a transaction with a related party when our board of directors, acting through the Audit Committee, determines that the transaction is in the best interests of ARC and our stockholders.

For the purposes of this policy, a related party means:

•a member of the board of directors (or a nominee to the board of directors);
•an executive officer;
•any person who is known to be the beneficial owner of more than 5% of any class of our securities; or
•any immediate family member of any of the persons listed above.

We review all relationships and transactions in which ARC and our directors, executive officers, and significant stockholders or their immediate family members are participants to determine whether such persons have a direct or indirect interest. Our legal department is primarily responsible for developing and implementing processes and controls to obtain information regarding our directors, executive officers, and significant stockholders with respect to related party transactions and then determining, based on the facts and circumstances, whether ARC or a related party has a direct or indirect interest in these transactions. On a periodic basis, all transactions involving payments between ARC and any company that has an ARC executive officer or director as an officer or director are reviewed. In addition, our directors and executive officers are required to notify us of any potential related party transactions and provide us with the information regarding such transactions.

If it is determined that a transaction is a related party transaction, the Audit Committee must review the transaction and either approve or disapprove it. If advance approval of a transaction is not feasible, the chair of the Audit Committee may approve the transaction and the transaction may be ratified by the Audit Committee in accordance with the Related Party Transactions Policy. In determining whether to approve or ratify a transaction with a related party, the Audit Committee will take into account all of the relevant facts and circumstances available to it, including, among any other factors it deems appropriate, such as:

•the benefits to us of the transaction;
•the nature of the related party’s interest in the transaction;
•whether the transaction would impair the judgment of a director or executive officer to act in the best interests of ARC and our stockholders;
•the potential impact of the transaction on a director’s independence; and
•whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances.

Any member of the Audit Committee who is a related party with respect to a transaction under review may not participate in the deliberations or vote on the approval of the transaction.

Related Party Real Property Leases

During our fiscal years ended December 31, 2022 and 2021, we were a party to real property leases with entities owned by our former Chairman of the Board, Mr. Sathiyamurthy Chandramohan, and our current Chairman of the Board and Chief Executive Officer, Mr. Suriyakumar, for two of our facilities located in Costa Mesa, California, and Los Angeles, California. Those facilities are leased to us under written lease agreements between us and Sumo Holdings Costa Mesa, LLC and Sumo Holdings, LA, LLC, respectively. Messrs. Chandramohan and Suriyakumar are the only members of each of the Sumo Holdings limited liability companies.

Under these real property leases, we paid those entities rent in the aggregate amount of $496,000 and $534,000 in 2022 and 2021, respectively. We were also obligated to reimburse these entities for certain real property taxes and the actual costs incurred by these entities for insurance and maintenance on a triple net basis.

The real property leases described above were originally entered into by us between November 19, 1997, and February 1, 1999. Our board of directors determined that, as of the February 2005 closing of our initial public offering, we would not enter into any arrangements to lease any additional facilities from Messrs. Chandramohan and Suriyakumar or their affiliates. Our board of directors reviews and approves the renewal terms for any existing related party real property leases and requires that any extensions will not be approved if the proposed base rent exceeds the then-existing fair market rate in the applicable geographic market. Our Chief Financial Officer reviews relevant market data to ensure that base rent for any extension term does not exceed the fair market rate and is authorized to consult with and retain the services of professionals, as necessary, to determine prevailing market rental rates.

Indemnification Agreements

We have entered into, and expect to continue to enter into, indemnification agreements with our directors and executive officers that provide indemnification under certain circumstances for acts and omissions that may not be covered by any directors’ and officers’ liability insurance. The indemnification agreements may require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers and directors (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain officers’ and directors’ insurance if available on reasonable terms.

Registration Rights Agreement

We have a registration rights agreement dating back to April 10, 2000, that is currently in effect only with respect to shares held by Mr. Suriyakumar and Mr. Chandramohan (or entities in which they control a majority of voting shares). The registration rights agreement entitles them to certain rights with respect to the registration of their shares under the Securities Act. These registration rights are summarized below.

Piggyback Registrations. If we propose to register any of our equity securities under the Securities Act (other than pursuant to a demand registration of registrable securities or a registration on Form S-4 or Form S-8) for us or for holders of securities other than the registrable securities, we will offer the holders of registrable securities the opportunity to register their registrable securities.

Conditions and Limitations; Expenses. The registration rights are subject to conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and our right to delay or withdraw a registration statement under specified circumstances. We will pay the registration expenses of the holders of registrable securities in demand registrations and piggyback registrations in connection with the registration rights agreement.

ADDITIONAL INFORMATION

Householding

Under rules adopted by the SEC, we are permitted to deliver a single set of any proxy statement, information statement, annual report and prospectus to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, called householding, allows us to reduce the number of copies of these materials we must print and mail. Even if householding is used, each stockholder will continue to receive a separate proxy card or voting instruction card.

The Company is not householding for those stockholders who hold their shares directly in their own name. If you share the same last name and address with another Company stockholder who also holds his or her shares directly, and you would each like to start householding for the Company’s annual reports, proxy statements, information statements and prospectuses for your respective accounts, then please contact Tracey Luttrell, Corporate Secretary, ARC Document Solutions, Inc., 12657 Alcosta Blvd., Suite 200, San Ramon, CA 94583, telephone (925) 949-5100.

This year, some brokers and nominees who hold Company shares on behalf of stockholders may be participating in the practice of householding proxy statements and annual reports for those stockholders. If your household received a single proxy statement and annual report for this year, but you would like to receive your own copy this year, please contact Tracey Luttrell, Corporate Secretary, ARC Document Solutions, Inc., 12657 Alcosta Blvd., Suite 200, San Ramon, CA 94583, telephone (925) 949-5100, and we will promptly send you a copy. If a broker or nominee holds Company shares on your behalf and you share the same last name and address with another stockholder for whom a broker or nominee holds Company shares, and together both of you would like to receive only a single set of the Company’s disclosure documents, please contact your broker or nominee as described in the voting instruction card or other information you received from your broker or nominee.

If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.

Stockholder Proposals for the 2024 Annual Meeting

In order to present a proposal at our 2024 annual meeting of stockholders, a stockholder must comply with the specific requirements set forth in our Second Amended and Restated Bylaws, including the requirement to provide notice in writing to our Corporate Secretary at our principal executive offices not later than the 90th day nor earlier than the 120th day before the one-year anniversary of our 2023 annual meeting of stockholders, or between December 28, 2023 and April 26, 2024. The stockholder’s notice must include the specific items set forth in our Second Amended and Restated Bylaws.

In addition to satisfying the provisions in our bylaws relating to nominations of director candidates, including the deadline for written notices, to comply with the SEC’s universal proxy rule, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in compliance with Rule 14a-19 under the Exchange Act must provide notice that sets forth the information required by Rule 14a-19 no later than February 26, 2024. If the date of the 2024 Annual Meeting changes by more than 30 calendar days from the date of the Annual Meeting, such notice must instead be provided by the later of 60 calendar days prior to the date of the 2024 Annual Meeting or the 10th calendar day following public announcement by the Company of the date of the 2024 Annual Meeting.

In order to submit a proposal for inclusion in our proxy materials for the 2024 annual meeting of stockholders, a stockholder must submit the proposal not later than December 2, 2023, and follow the other procedures set forth in Rule 14a-8 of the Exchange Act. If we hold our 2024 annual meeting of stockholders more than 30 days before or after April 26, 2024 (the one-year anniversary date of the 2023 Annual Meeting of Stockholders), we will disclose the new deadline by which stockholders proposals must be received in our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably determined to inform stockholders. Proposals must also comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

You may request a printed copy of the relevant provision of our Second Amended and Restated Bylaws regarding the requirements for presenting stockholder proposals at our annual meetings of stockholders by contacting Tracey Luttrell, our Corporate Secretary, at (925) 949-5100, or by sending a request by mail to ARC Document Solutions, Inc., 12657 Alcosta Blvd., Suite 200, San Ramon, CA 94583, Attention: Tracey Luttrell, Corporate Secretary.

Additional Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains annual, quarterly and current reports, proxy and information statements and other information that issuers file electronically with the SEC. The SEC’s internet site is www.sec.gov.

Our investor relations internet address is ir.e-arc.com. We make available free of charge, on or through our investor relations website, our proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports filed or furnished pursuant to the Exchange Act, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. We also make available, through our investors relations website ir.e-arc.com, statements of beneficial ownership of our equity securities filed by our directors, executive officers, 10% or greater stockholders and others under Section 16 of the Exchange Act. The reference to our website address does not constitute incorporation by reference of the information contained in the website and should not be considered part of this document.

A copy of our Code of Conduct, as defined under Item 406 of Regulation S-K, including any amendments thereto or waivers thereof, our Corporate Governance Guidelines, and board committee charters can also be accessed on our investor relations website, ir.e-arc.com, by selecting “Corporate Governance” from the navigation menu. Our Code of Conduct applies to all directors, officers and employees, including our Chief Executive Officer and our Chief Financial Officer. We will post any amendments to the Code of Conduct, and any waivers that are required to be disclosed by the rules of either the SEC or the NYSE, on our website.

You can request a printed copy of these documents, excluding exhibits, at no cost, by contacting Investor Relations at (925) 949-5100 or by sending a request by mail to 12657 Alcosta Blvd., Suite 200, San Ramon, CA 94583, Attention: David Stickney, Vice President Corporate Communications.

YOUR VOTE AT THIS YEAR’S ANNUAL MEETING OF STOCKHOLDERS IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE PROMPTLY.

By order of the Board of Directors,
March 31, 2023
Tracey Luttrell
Corporate Counsel and Corporate Secretary

ARC DOCUMENT SOLUTIONS, INC.
ATTN: ARC LEGAL DEPARTMENT
12657 ALCOSTA BLVD., SUITE 200
SAN RAMON, CA 94583

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 04/25/2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 04/25/2023. Have your proxy card in hand when you call and then follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) K. Suriyakumar 02) Bradford L. Brooks 03) Cheryl Cook 04) Tracey Luttrell 05) Mark W. Mealy

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. Ratify the appointment of Armanino LLP as ARC Document Solutions, Inc.'s independent registered public accounting firm for 2023.	☐	☐	☐
3. Approve advisory, non-binding vote on executive compensation.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 year	2 years	3 years	Abstain
4. Approve advisory, non-binding vote on the frequency of executive compensation votes.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
5. Approve amendment to the 2021 Incentive Plan.	☐	☐	☐

NOTE: Transact any other business that may properly come before the annual meeting and any postponements and any adjournments of the annual meeting.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000600057_1 R1.0.0.6

ARC DOCUMENT SOLUTIONS, INC.
Annual Meeting of Stockholders
April 26, 2023 9:00 AM PDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Kumarakulasingam Suriyakumar, the Chairman of the Board, Chief Executive Officer and a director of ARC Document Solutions, Inc., and Tracey Luttrell, Corporate Secretary and a director of ARC Document Solutions, Inc., and each of them, with full power of substitution, proxies of the undersigned to vote all shares of Common Stock of ARC Document Solutions, Inc. held by the undersigned on March 1, 2023, at the Annual Meeting of Stockholders to be held at 12657 Alcosta Blvd., Suite 200, San Ramon, CA 94583 on Wednesday, April 26, 2023, at 9:00 a.m. PDT, and at any postponements or adjournments thereof. Without limiting the authority granted herein, the above named proxies are expressly authorized to vote as directed by the undersigned as to those matters set forth on the reverse side hereof. If no directions are given, this Proxy will be voted "FOR" all of the director nominees named on the reverse side under Proposal 1 and "FOR" Proposals 2, 3 and 5 and 1 Year on Proposal 4. The above named proxies will vote in their discretion on all other matters that are properly brought before the annual meeting. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

Continued and to be signed on reverse side

0000600057_2 R1.0.0.6

APPENDIX A

AMENDMENT NO. 1 TO
ARC DOCUMENT SOLUTIONS, INC. 2021 INCENTIVE PLAN
In accordance with Section 12(d) of the ARC Document Solutions, Inc. 2021 Incentive Plan (the “Plan”), the Plan is hereby amended as follows, effective upon approval by the stockholders at the annual meeting on April 26, 2023:
1.    Section 4(a)(1)(A) of the Plan is hereby amended and restated in its entirety as follows:
(A)    8,500,000 shares of Common Stock; and

2.    Section 4(b)(2) of the Plan is hereby amended and restated in its entirety as follows:
Limit on Full-Value Awards. Subject to adjustment under Section 10, no more than 3,800,000 shares of Common Stock may be granted subject to Awards in the form of Restricted Stock, Restricted Stock Units or Other Stock-Based Awards.
Except as set forth above, the remainder of the Plan remains in full force and effect.

Adopted by the Board of Directors on March 14, 2023

i

ARC DOCUMENT SOLUTIONS, INC.
2021 INCENTIVE PLAN
1.Purpose
The purpose of this 2021 Incentive Plan (the “Plan”) of ARC Document Solutions, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).
2.Eligibility
All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards (as defined below) under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” The Plan provides for the following types of awards, each of which is referred to as an “Award”: Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), RSUs (as defined in Section 7), Other Stock-Based Awards (as defined in Section 8), Cash-Based Awards (as defined in Section 8) and Performance Awards (as defined in Section 9). Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.
3.Administration and Delegation
(a)Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award. All actions and decisions by the Board with respect to the Plan and any Awards shall be made in the Board’s discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.
(b)Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.
(c)Delegation to Officers. Subject to any requirements of applicable law (including as applicable Sections 152 and 157(c) of the General Corporation Law of the State of Delaware), the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of Awards to be granted by such officers, the maximum number of shares subject to Awards that the officers may grant, and the time period in which such Awards may be granted; and provided further, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act).
(d)Awards to Non-Employee Directors. Awards to non-employee directors will be granted and administered by a Committee, all of the members of which are independent directors as defined by Section 303A.02 of the New York Stock Exchange (“NYSE”) Listed Company Manual.
4.Stock Available for Awards
(a)Number of Shares; Share Counting.
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(i)Authorized Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to a number of shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”), as is equal to the sum of:

(A)    3,500,000 shares of Common Stock, reduced by any shares of Common Stock subject to awards granted under the Company’s 2014 Stock Incentive Plan ( the “2014 Plan”) after March 1, 2021; and

(B)    such additional number of shares of Common Stock (up to 6,132,593 shares) as is equal to the number of shares of Common Stock subject to awards granted under the 2014 Plan and the Company’s 2005 Stock Plan (the “2005 Plan”, and together with the 2014 Plan, the “Existing Plans”) which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options to any limitations under the Code).
Any or all of the Awards granted under the Plan may be in the form of Incentive Stock Options (as defined in Section 5(b)). Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.
(ii)Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan under this Section 4(a) and under the sublimits contained in Section 4(b):
(1)all shares of Common Stock covered by an Option or SAR shall be counted against the number of shares available for the grant of Awards under the Plan and against the sublimits contained in Section 4(b); provided, however, that if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;
(2)if any Award (i) expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan and against the sublimits contained in Section 4(b) shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;
(3)shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations with respect to Awards (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and
(4)to the extent that an Award granted under the Plan may only be settled in cash, no shares shall be counted against the shares available for the grant of Awards under the Plan; and
(5)shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.
(b)Sublimits. The following sublimits on the number of shares subject to Awards shall apply:
(i)Per-Participant Limit. Subject to adjustment under Section 10, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 500,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR shall be treated as a single Award.
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(ii)Limit on Full-Value Awards. Subject to adjustment under Section 10, no more than 1,300,000 shares of Common Stock may be granted subject to Awards in the form of Restricted Stock, Restricted Stock Units or Other Stock-Based Awards.
(iii)Limit on Awards to Non-Employee Directors. The maximum amount of cash and equity compensation (calculated based on grant date fair value for financial reporting purposes) granted in any calendar year to any individual non-employee director shall not exceed $190,000. The Compensation Committee may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.
(c)Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.
5.Stock Options
(a)General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as the Board considers necessary or advisable.
(b)Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of ARC Document Solutions, Inc., any of ARC Document Solutions, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other person, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.
(c)Exercise Price. The Board shall establish the exercise price of each Option or the formula by which such exercise price will be determined. The exercise price shall be specified in the applicable Option agreement. The exercise price shall be not less than 100% of the Grant Date Fair Market Value (as defined below) of the Common Stock on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Grant Date Fair Market Value on such future date. “Grant Date Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:
(i)if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or
(ii)if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices on the date of grant as reported by an over-the-counter marketplace designated by the Board; or
(iii)if the Common Stock is not publicly traded, the Board will determine the Grant Date Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board may expressly determine otherwise.
For any date that is not a trading day, the Grant Date Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.
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The Board has sole discretion to determine the Grant Date Fair Market Value for purposes of the Plan, and all Awards are conditioned on the Participant’s agreement that the Board’s determination is conclusive and binding even though others might make a different determination.
(d)Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.
(e)Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.
(f)Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:
(i)in cash or by check, payable to the order of the Company;
(ii)except as may otherwise be provided in the applicable Option agreement or approved by the Board, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;
(iii)to the extent provided for in the applicable Option agreement or approved by the Board, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Board), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;
(iv)to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board) on the date of exercise;
(v)to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, by payment of such other lawful consideration as the Board may determine; provided, however, that in no event may a promissory note of the Participant be used to pay the Option exercise price; or
(vi)by any combination of the above permitted forms of payment.
(g)Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NYSE.
(h)No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.
(i)No Dividend Equivalents. No Option shall provide for the payment or accrual of dividend equivalents.
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6.Stock Appreciation Rights.
(a)General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock (valued in the manner determined by (or in a manner approved by) the Board) over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.
(b)Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Grant Date Fair Market Value of the Common Stock on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Grant Date Fair Market Value on such future date.
(c)Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.
(d)Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.
(e)Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having a measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NYSE.
(f)No Reload SARs. No SAR granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional SARs in connection with any exercise of the original SAR.
(g)No Dividend Equivalents. No SAR shall provide for the payment or accrual of dividend equivalents.
7.Restricted Stock; RSUs.
(a)General. The Board may grant Awards entitling recipients to acquire shares of Common Stock subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (“Restricted Stock”). The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“RSUs”).
(b)Terms and Conditions for Restricted Stock and RSUs. The Board shall determine the terms and conditions of Restricted Stock and RSUs, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.
(c)Additional Provisions Relating to Restricted Stock.
(i)Voting Rights; Dividends. Holders of Restricted Stock will be entitled to voting rights with respect to such shares, including when such shares are subject to vesting and repurchase (or forfeiture) provisions. No ordinary cash dividends will be paid with respect to shares of Restricted Stock that are subject to vesting and repurchase (or forfeiture) provisions. Any dividends paid in stock or other property with respect to shares of Restricted Stock shall be subject to the same vesting, repurchase (or forfeiture) provisions as the Restricted Stock with respect to which declared. Notwithstanding the foregoing, the Board may determine that any dividends
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(whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Unvested Dividends”) shall be paid to the Participant, but any such Unvested Dividends must be paid only if and when the shares of Restricted Stock become free from the restrictions on transferability and forfeitability that apply to such shares. No interest will be paid on Unvested Dividends.
(ii)Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.
(d)Additional Provisions Relating to RSUs.
(i)Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each RSU, the Participant shall be entitled to receive from the Company the number of shares of Common Stock specified in the Award agreement or (if so provided in the applicable Award agreement or otherwise determined by the Board) an amount of cash equal to the fair market value (valued in the manner determined by (or in a manner approved by) the Board) of such number of shares or a combination thereof. The Board may provide that settlement of RSUs shall be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Section 409A of the Code or any successor provision thereto, and the regulations thereunder (“Section 409A”).
(ii)Voting Rights. A Participant shall have no voting rights with respect to any RSUs.
(iii)Dividend Equivalents. The Award agreement for RSUs may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participant and may be settled in cash and/or shares of Common Stock, in each case as set forth in the applicable Award agreement, and must be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which paid. No interest will be paid on Dividend Equivalents.
8.Other Stock-Based and Cash-Based Awards
(a)General. The Board may grant other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).
(b)Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Award, including any purchase price applicable thereto.
(c)Dividend Equivalents. The Award agreement for an Other Stock-Based Award may provide Participants with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant and may be settled in cash and/or shares of Common Stock, in each case to the extent provided in the Award agreement, and must be subject to the same restrictions on transfer and forfeitability as the Other Stock-Based Award with respect to which paid. No interest will be paid on Dividend Equivalents.
9.Performance Awards.
(a)Grants. Awards granted under the Plan may be made subject to the achievement of performance goals pursuant to this Section 9 (“Performance Awards”).
(b)Performance Measures. The Board may specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more performance measures established by the Board, which may be based on the relative or absolute attainment of specified levels of one or any combination of the following, which
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may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Board: (i) cash flow, (ii) earnings per share, (iii) earnings before interest, taxes and amortization, (iv) return on equity, (v) total stockholder return, (vi) share price performance, (vii) return on capital, (viii) return on assets or net assets, (ix) revenue, (x) income or net income, (xi) operating income or net operating income, (xii) operating profit or net operating profit, (xiii) operating margin or profit margin, (xiv) return on operating revenue, (xv) return on invested capital, (xvi) market segment shares, (xvii) costs, (xviii) expenses, (xix) regulatory body approval for commercialization of a product or (xx) implementation or completion of critical projects, or (xxi) any other measure determined by the Board. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (A) non-recurring or unusual gains or losses, (B) gains or losses on the dispositions of discontinued operations, (C) the cumulative effects of changes in accounting principles, (D) the writedown of any asset, (E) fluctuation in foreign currency exchange rates, (F) charges for restructuring and rationalization programs or (G) any other factors the Board may determine. Such performance measures: (x) may vary by Participant and may be different for different Awards; (y) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works; and (z) may cover such period as may be specified by the Board.
(c)Adjustments. The Board may adjust the cash or number of shares payable pursuant to such Performance Award, and the Board may, at any time, waive the achievement of the applicable performance measures.
(d)Other; Dividend Equivalents. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate. The Award agreement for a Performance Award may provide Participants with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant and may be settled in cash and/or shares of Common Stock, in each case to the extent provided in the Award agreement, and must be subject to the same restrictions on transfer and forfeitability as the Performance Award with respect to which paid. No interest will be paid on Dividend Equivalents.
10.Adjustments for Changes in Common Stock and Certain Other Events
(a)Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimits set forth in Sections 4(a) and 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of Restricted Stock and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU and each Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
(b)Reorganization Events.
(i)Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is canceled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.
(ii)Consequences of a Reorganization Event on Awards Other than Restricted Stock.
(1)In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award
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agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unvested Awards will be forfeited immediately prior to the consummation of such Reorganization Event and/ or that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 10(b)(2)(A), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.
(2)Notwithstanding the terms of Section 10(b)(2)(A)(i), in the case of outstanding RSUs that are subject to Section 409A: (i) if the applicable RSU agreement provides that the RSUs shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 10(b)(2)(A)(i) and the RSUs shall instead be settled in accordance with the terms of the applicable RSU agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 10(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A, and the acquiring or succeeding corporation does not assume or substitute the RSUs pursuant to clause (i) of Section 10(b)(2)(A), then the unvested RSUs shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.
(3)For purposes of Section 10(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.
(iii)Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment, or provide for forfeiture of such Restricted Stock if issued at no cost. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.
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11.General Provisions Applicable to Awards
(a)Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by a Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, except with respect to Awards subject to Section 409A, the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company.
(b)Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.
(c)Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights, or receive any benefits, under an Award.
(d)Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board, a Participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Company); provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a fair market value (determined by, or in a manner approved by, the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax (determined by, or in a manner approved by, the Company)) as the Company shall determine in its sole discretion to satisfy the tax liability associated with any Award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
(e)Amendment of Award. Except as otherwise provided in Sections 5(g), 6(e), and 11(g), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10.
(f)Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company
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such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
(g) Minimum Vesting Requirement. Notwithstanding any other provision of the Plan, at the time of grant, the terms of Awards granted under the Plan shall provide that the Awards shall not vest earlier than the first anniversary of its date of grant; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards, (ii) Shares delivered in lieu of fully vested cash Awards, and (iii) Awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares set forth in Section 4(a).
(h)Acceleration. Except to the extent otherwise set forth in the Plan or in an agreement between the Participant and the Company, the Board may not provide that any Award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be, except in the case of the death or disability of the Participant.
(i)Treatment of Dividends and Dividend Equivalents on Unvested Awards. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity Award is outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied.
12.Miscellaneous
(a)No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
(b)No Rights As Stockholder; Clawback. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued with respect to an Award until becoming the record holder of such shares. In accepting an Award under the Plan, the Participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future.
(c)Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.
(d)Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) neither Section 5(g) nor 6(e) requiring stockholder approval of any option or SAR repricing may be amended without stockholder approval, (ii) no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing may be made effective unless and until the Company’s stockholders approve such amendment; and (iii) if the national securities exchange on which the Company then maintains its primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if the Company’s Common Stock is not then listed on any national securities exchange), then no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (1) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.
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(e)Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.
(f)Compliance with Section 409A of the Code. If and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A) (the “New Payment Date”), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.
The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A but do not satisfy the conditions of that section.
(g)Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.
(h)Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

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